TIDAL TRUST II 485BPOS

Exhibit 99(p)(xxiv)

Regulatory Compliance Manual and Code of Ethics

Octane Investments Inc.

CRD # 331660

SEC File No. 801- 130495

East Haddam, CT

212-885-0747

Confidential

June 28, 2024

This Regulatory Compliance Manual and Code of Ethics (“Manual”) has been prepared for the sole and exclusive use by Octane Investments Inc. All information contained herein is confidential and proprietary and may not be disclosed to anyone or otherwise shared or disseminated in any way, except as required by law, without the prior written permission of the Chief Compliance Officer designated in the Manual. This Manual is for informational purposes only and is not intended and should not be considered to be legal advice on any subject matter.

Section	Content	Page

1.	Overview	3
2.	Affiliated Entities	5
3.	General Fiduciary Obligations	5
4.	Conflicts of Interest	5
5.	Investment Management	6
6.	Allocation of Investment Opportunities	11
7.	Custody or Possession of Client Assets	11
8.	Marketing of the Fund	12
9.	Advertising and Marketing	14
10.	Social Media	20
11.	Disclosures and Regulatory Filings	21
12.	Investment Adviser Representative Registration	22
13.	Reports to the Fund's Adviser	24
14	Client Complaints	24
15.	Confidential Information; Privacy	25
16.	Cybersecurity	27
17.	Cybersecurity Incident/Breach Response	29
18.	Mobile Devices	31
19.	Data Destruction	31
20.	Litigations; Investigations; Inquiries	33
21.	Books and Records	33
22.	Valuation	37
23.	Voting Securities	37
24.	Business Continuity and Disaster Recovery	38
25.	Fees	38
26.	Securities Filings	38
27.	Key Service Provider Due Diligence	40
28.	Annual Compliance Program Review	41
29.	New Employee Orientation and Annual Training	41
30.	Administration of Manual	42
31.	Compliance Manual and Code of Ethics Certification	42
32.	Policies Considered but not Applicable	43

APPENDIX 1 — Code of Ethics	44
APPENDIX 2 — Compliance Manual and Code of Ethics Certification	60
APPENDIX 3 — Outside Business Activities Disclosure Form	61
APPENDIX 4 — Personal Account Certification	62
APPENDIX 5 — Personal Holdings Certification	63
APPENDIX 6 — Quarterly Personal Securities Transactions Report	64
APPENDIX 7 — Pre-Approval Form: Personal Securities Transactions	66

1.	Overview

Octane Investments Inc. (“Octane” or the “Firm”) was formed in September 2023. The Firm serves as a discretionary investment Sub-Adviser to a 1940 Investment Company Act product (Octane All-Cap Value Energy ETF, a series of Tidal Trust II, also referred to as the “ETF”, or the “Fund”). The Firm is a corporation formed in Delaware with its principal place of business in East Haddam, CT. The Firm is 100% owned by Managing Director, David W. Allen. The Firm became registered as an investment adviser with the U.S. Securities and Exchange Commission (“SEC”) on June 13, 2024.

This Compliance Manual and Code of Ethics (this “Manual”) has been prepared to assist members, partners, employees, officers, managing directors and other designated persons of Octane in complying with applicable securities laws and adopting a compliance program consistent with sound business practices. This Manual is intended to comply with the Investment Advisers Act of 1940, as amended (“Advisers Act”), the applicable provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), and other applicable rules and regulations adopted by the SEC and other functional regulators.

As Sub-Adviser to the Fund, Octane and its employees are required to comply with certain provisions of the 1940 Act. The Sub-Advisory Agreement executed between Octane and Tidal Investments LLC (“Tidal Investments”, also referred to as the adviser to the Fund) is the primary governance document which conveys explicit responsibilities and obligations to Octane and its employees relative to portfolio management and monitoring, risk management reporting, and compliance with the 1940 Act. It is Octane’s stated policy to manage the Fund for the benefit of its shareholders rather than its own benefit.

The Firm operates its business in a complex and evolving regulatory environment. This Manual is not intended to serve as a restatement of applicable rules and regulations. Questions not answered by this Manual should be directed to John McDevitt, Octane’s Chief Compliance Officer (“CCO”).

Octane has adopted a Code of Ethics to which all employees are subject. The Code of Ethics, which includes policies and procedures to prevent insider trading and to govern personal trading by employees, is incorporated into this Manual as Appendix 1.

The Supreme Court and the SEC have established that investment advisers retain a fiduciary duty to their clients. In this regard, Octane owes the fiduciary duties of care and loyalty to its advisory clients, including, without limitation, Tidal Investments and the Fund, as well as any other investment vehicles or portfolios it may advise (“Clients”). The confidence and trust placed in Octane by its Clients is something each employee must value and endeavor to protect. This Manual specifies procedures which are designed to achieve these goals.

Any violation of this Manual should be reported promptly to the CCO. Each of Octane’s members, partners, employees, officers, managing directors (or other persons occupying a similar status or performing similar functions) and other persons who provide investment advice on behalf of Octane and are subject to the supervision and control of Octane (each a “Supervised Person”, “you” or “your”) is also obligated to promptly report to the CCO any problems, errors, unusual incidents, or events as well as any other issues that may raise reputational, legal, regulatory, or other potential risks. The CCO will maintain and update the list of Supervised Persons as changes to such list warrant.

In compliance with the regulatory prohibition on retaliation against whistleblowers, no Supervised Person who in good faith reports a suspected policy violation or otherwise cooperates with the CCO or the SEC shall suffer harassment, retaliation, or adverse employment consequences. Any intimidation, coercion, or discrimination of any kind against any individual who reports in good faith a policy or rule violation will not be tolerated. Any Supervised Person who retaliates against someone who has reported a violation in good faith is subject to discipline up to and including termination of employment. This protection is outlined in the Firm’s Whistleblower Policy, found in the Code of Ethics, which is intended to encourage and enable all Supervised Persons and others to raise serious concerns within Octane prior to seeking outside resolution.

This Manual will be reviewed at least annually (approximately 12 months following the adoption of the compliance program and every 12 months thereafter) to evaluate the compliance program’s adequacy and the effectiveness of its implementation considering any compliance violations arising during the previous year, the evolution of Octane’s business activities, and changes in applicable regulatory requirements and guidance. The effective date of the Firm’s SEC registration is June 13, 2024 and therefore the first written annual compliance program review report will be conducted in or soon after June 2025.

FAILURE TO COMPLY WITH THE RULES AND REQUIREMENTS SET FORTH IN THIS MANUAL CONSTITUTES A BREACH OF THE SUPERVISED PERSON’S OBLIGATION TO CONDUCT HIMSELF OR HERSELF IN ACCORDANCE WITH OCTANE’S POLICIES AND PROCEDURES, AND IN CERTAIN CASES MAY RESULT IN A VIOLATION OF LAW. APPROPRIATE REMEDIAL ACTION BY OCTANE MAY INCLUDE, WITHOUT LIMITATION, WARNING, CENSURE, RESTRICTION OF ACTIVITIES, OR SUSPENSION OR TERMINATION OF EMPLOYMENT AND/OR ASSOCIATION WITH OCTANE. THE FIRM MAY ALSO REFER VIOLATIONS TO STATE OR FEDERAL REGULATORS, OR CRIMINAL AUTHORITIES, WITHOUT NOTICE AND IN ITS SOLE DISCRETION.

The CCO performs a key role in overseeing the implementation of Octane’s overall compliance procedures and has been empowered by the Managing Director with full responsibility and authority to develop and enforce policies and procedures. The CCO is responsible for oversight and implementation of the compliance program. Holding the title and related duties of CCO does not, in and of itself, convey supervisor status, nor carry supervisory responsibilities.

The CCO may designate qualified employees of Octane and/or external professionals to assist in the implementation of these responsibilities. All parties involved in the implementation of the compliance program must handle these duties with the utmost care, escalate compliance program developments and compliance issues to the CCO in a timely fashion, and document activities as directed under these policies. Hereafter, references to CCO imply the CCO or his designee, where such designation is permissible.

2.	affiliated entities

As of the date of this Manual, Octane has no affiliated entities. Form ADV defines an advisory affiliate to include all persons directly or indirectly controlling or controlled by an adviser. Certain affiliates must be disclosed on Form ADV Part 1A, Item 7 Financial Industry Affiliations. The Managing Director is responsible to notify the CCO if any affiliated entities are formed so that the CCO is well positioned to evaluate potential conflict of interests and disclosure requirements.

3.	General Fiduciary Obligations

Octane and its Supervised Persons owe a fiduciary duty to all Clients. As a fiduciary, Octane has an affirmative duty to act solely in the best interests of Clients in accordance with their investment objectives and to make full and fair disclosure of all material facts, especially in situations where Octane’s or a Supervised Person’s interests may conflict with the interests of a Client.

The CCO is responsible for determining whether a conflict of interest (further discussed in the next chapter) must be disclosed to Clients, whether a consent for any transaction or outside activity is required and whether any other process should be implemented to address the conflict. The CCO will collaborate with Tidal Investments to determine how conflicts which may potentially impact the Fund are to be handled.

4.	conflicts of interest

A conflict of interest is defined as an incompatibility between one’s own interests, the interests of the adviser, and/or the interests of clients. Rule 206(4)-7 requires advisers to conduct a thorough risk assessment to identify conflicts of interest on a timely basis and to disclose them to clients. According to the SEC’s Director of the OCIE, “… a risk assessment is not a one-time effort - the nature of an adviser's relationship with its clients is full of conflicts, and those conflicts change when an adviser's business changes. Addressing and disclosing conflicts of interest is an ongoing process.” When a fiduciary determines or suspects that the best interests of the client are in jeopardy by virtue of the existence of an actual or emergent conflict of interest, the fiduciary is required to remove or effectively mitigate and disclose the conflict of interest to clients and the functional regulator.

Octane is required to disclose and manage all material conflicts of interest. Form ADV, governing documents which include the Sub-Advisory Agreement, Fund Prospectus, related regulatory filings, and Code of Ethics reports submitted by Supervised Persons, are the primary mechanism for such disclosure. This policy is intended to provide the internal controls necessary to identify, remove or responsibly manage, and where necessary disclose conflicts in a manner consistent with the fiduciary standard of care.

All Octane Supervised Persons have a duty to disclose and wherever possible avoid potential and real conflicts of interest. When a potential or real conflict of interest is identified, Supervised Persons are required to refer the situation to the CCO immediately. The CCO monitors the business activities of Octane and its Supervised Persons in order to identify and manage any material conflicts of interest inherent in these activities. The CCO determines, in consultation with the Managing Director, the extent to which any potential or real conflicts of interest must be managed and disclosed.

Octane has implemented procedures (contained throughout this Manual) that are designed to identify and responsibly manage conflicts of interest. Examples of conflicts that may be attendant to the Octane business model include outside activities and personal securities transactions of Octane Supervised Persons. In each of these areas, Octane has adopted policies and procedures to identify and mitigate conflicts.

Additional controls are as follows:

●	Annually prior to filing Form ADV, the CCO undertakes a review of material conflicts of interest to ensure appropriate management and disclosure.
●	Supervised Persons are required to make certain quarterly and annual compliance certifications and representations to assist Octane in identifying and monitoring conflicts of interest.
●	The CCO monitors the business practices and related activities of Supervised Persons on an ongoing basis to ascertain the presence of conflicts of interest and as necessary recommend, with input from the Managing Director, a course of action designed to disclose and responsibly mitigate the situation. Disclosure venues may include Form ADV, internal reports to the Firm, governing documents, reports to Tidal Investments, and/or Fund filings.
●	Conflicts of interest are considered when the Firm hires new employees, and periodically discussed in firmwide training meetings.
●	Any Supervised Person with a question about an existing or contemplated transaction or business practice which may involve a conflict of interest should consult with the CCO.

5.	investment management

As of the date of this Manual’s publication, Octane’s only Client is Tidal Investments, to whom it serves as Sub-Adviser. David Allen has been designated by Octane as the Portfolio Manager of the Fund. In this capacity, he provides recommendations to Tidal Investments, who is primarily and jointly responsible for the day-to-day management of the Fund. Recommendations are provided to Tidal Investments in a form agreed to between parties. Octane is not authorized to trade on behalf of the Fund. Octane does not select, nor recommend broker-dealers for effecting trades in the Fund.

Octane’s Portfolio Managers monitor the Fund’s holdings on a regular basis to ensure compliance with the Fund’s stated objectives, risk tolerance and goals, taking into consideration any restrictions or limitations expressly stated in the Sub-Advisory Agreement or any related amendments as well as the Fund’s Registration Statement. When so directed by Tidal Investments, the Portfolio Manager will review the Fund prospectus and other related documents to ensure that all representations remain current and accurate.

Octane prohibits manipulative investment practices and seeks to disclose and/or avoid any actual or potential conflicts of interests and to resolve any conflicts in favor of its Clients. The Portfolio Manager is responsible to ensure that Fund portfolio recommendations are consistent with internal investment policies, the Sub-Advisory Agreement, and the Firm’s fiduciary duty.

Duties as Sub-Adviser

In accordance with the currently operating Sub-Advisory Agreement between Octane and Tidal Investments, Octane retains full discretionary authority for portfolio investment decisions for the Fund, in accordance with the Fund’s investment policies, including determining what securities and other financial instruments shall be purchased for the Fund, what securities and other financial instruments shall be held or sold by the Fund, and what portion of the Fund’s assets shall be held uninvested in cash. The investment policies are subject to the provisions of the Trust’s Agreement and Declaration of Trust, By-Laws and the Fund’s prospectus and statement of additional information as set forth in the Trust’s registration statement as well as to the investment objectives, policies and restrictions of the Fund in effect, and any other limitations, policies and procedures as the Trust Board or Tidal Investments may reasonably impose upon and provide in writing to Octane. The Board and/or Tidal Investments are authorized to revise the investment policies in connection with the management of the Fund’s assets or to otherwise exercise their right to control the overall management of the Trust and the Fund, which in all cases shall be honored by Octane.

Octane has no discretionary trading authority over the Fund, meaning that Octane’s authority is limited to promptly informing Tidal Investments (or its designated “Trading Adviser”) in writing of portfolio investment decisions for the Fund pursuant to mutually agreed notification protocols. As such, Tidal Investments and/or its Trading Adviser will fully rely on such notifications to effect trade execution for the Fund’s portfolio investments. Tidal Investments and/or its Trading Adviser are responsible to select broker-dealers and handle all other trade-related decisions to effect trade execution for the Fund.

Furthermore, Octane agrees to provide reasonable assistance to Tidal Investments with the liquidity classifications required under the Fund’s liquidity risk management program.

Diversification

The Fund is classified as a non-diversified investment company under the 1940 Act. A “non-diversified” classification means that the Fund is not limited by the 1940 Act with regard to the percentage of its assets that may be invested in the securities of a single issuer. This means that the Fund may invest a greater portion of its assets in the securities of a single issuer or a small number of issuers than if it was a diversified fund, and therefore, those issuers may constitute a greater portion of the Fund’s portfolio.

Although the Fund is non-diversified for purposes of the 1940 Act, the Fund intends to maintain the required level of diversification and otherwise conduct its operations so as to qualify as a regulated investment company (“RIC”) for purposes of Subchapter M of the Internal Revenue Code of 1986 (“IRC”), and to relieve the Fund of any liability for federal income tax to the extent that their earnings are distributed to shareholders.

To this end, Octane All-Cap Value Energy ETF will be diversified for tax purposes under the IRC by having on the last day of each quarter of its taxable year at least 50% of its assets invested in cash, cash items (including receivables), government securities and securities of other regulated investment companies, and other securities, provided that as to any one issuer the value of that issuer’s securities does not exceed 5% of the total value of the Fund’s assets and that issuer’s securities held by the Fund do not represent more than 10% of the issuer’s outstanding voting securities. As to the remaining investments, not more than 25% of the value of the Fund’s assets may be invested in other stock or securities, provided that not more than 25% of the value of the Fund is invested in the securities of (i) any one issuer (other than U.S. Government securities and other regulated investment companies), or two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses, or (ii) in the securities of one or more qualified publicly traded partnerships.

On a daily basis, the Octane Portfolio Manager will review the Fund portfolio to ensure its compliance with the above diversification requirements. The Portfolio Manager will follow the reasonable instructions of Tidal Investments, including submission of periodic reports as requested, to ensure compliance.

Rule 18f-4 Compliance

SEC Rule 18f-4 (“Rule 18f-4” or the “Derivatives Rule”) regulates the ability of a fund to enter into derivative transactions and other leveraged transactions. The Derivatives Rule defines the term “derivatives” to include short sales and forward contracts, such as TBA transactions, in addition to instruments traditionally classified as derivatives, such as swaps, futures, and options. Rule 18f-4 also regulates other types of leveraged transactions, such as reverse repurchase transactions and transactions deemed to be “similar to” reverse repurchase transactions, such as certain securities lending transactions in connection with which a fund obtains leverage. Among other things, under Rule 18f-4, a fund is prohibited from entering into these derivatives transactions except in reliance on the provisions of the Derivatives Rule. The Derivatives Rule establishes limits on the derivatives transactions that a fund may enter into based on the value-at-risk (“VaR”) of the Fund inclusive of derivatives. A fund will generally satisfy the limits under the Rule if the VaR of its portfolio (inclusive of derivatives transactions) does not exceed 200% of the VaR of its “designated reference portfolio.” The “designated reference portfolio” is a representative unleveraged index or the Fund’s own portfolio absent derivatives holdings, as determined by the Fund’s derivatives risk manager. This limits test is referred to as the “Relative VaR Test.”

In addition, among other requirements, Rule 18f-4 requires a fund to establish a derivatives risk management program, appoint a derivatives risk manager, and carry out enhanced reporting to the Board, the SEC and the public regarding the Fund’s derivatives activities. These new requirements will apply unless the Fund qualifies as a “limited derivatives user,” which the Derivatives Rule defines as a fund that limits its derivatives exposure to 10% of its net assets. It is possible that the limits and compliance costs imposed by the Derivatives Rule may adversely affect a fund’s performance, efficiency in implementing its strategy, liquidity and/or ability to pursue its investment objectives and may increase the cost of a fund’s investments and cost of doing business, which could adversely affect investors.

For purposes of Rule 18f-4, Octane All-Cap Value Energy ETF is neither a Covered Fund nor limited derivatives user and therefore is not authorized to engage in any derivatives transactions as defined in Rule 18f-4.

Rule 2a-5 Compliance

Rule 2a-5 under the 1940 Act (the “Valuation Rule”) requires that funds assess periodically any material risks associated with determining the fair value of the fund's investments, including material conflicts of interest, and managing those identified valuation risks. The Board has designated Tidal Investments as the “valuation designee” for the Fund, subject to its oversight. To this end, Tidal Investments has adopted procedures and methodologies, which have been approved by the Board, to fair value Fund investments whose market prices are not “readily available” or are deemed to be unreliable. Octane is available to collaborate with Tidal Investments if called upon to do so relative to Rule 2a-5 compliance.

Rule 6c-11 Compliance

Rule 6c-11 under the 1940 Act (the “ETF Rule”) defines an ETF as a registered open-end management company that issues and redeems creation units to and from authorized participants in exchange for baskets and a cash balancing amount (if any), and whose shares are listed on a national exchange and traded at market-determined prices. By way of background, the ETF Rule requires ETFs to comply with certain conditions designed to protect investors and to be consistent with the purposes fairly intended by the policy and provisions of the 1940 Act in order to operate within the scope of the 1940 Act. Each ETF will meet the definition of “exchange-traded fund” as defined in the rule.

The Octane All-Cap Value Energy ETF is an open-end exchange traded fund and part of a series of the Tidal Trust II. As noted above, Tidal Investments serves as the investment adviser to the Fund while Octane serves as Sub-Adviser. While Tidal Investments is primarily responsible for the Fund’s compliance with the ETF Rule, as Sub-adviser, Octane will assist Tidal Investments in complying with the ETF Rule as directed by Tidal Investments to do so.

Issuance and Redemption of Shares: Rule 6c-11 requires that an ETF issue (and redeem) creation units to (and from) authorized participants in exchange for baskets and a cash balancing amount, if any. Tidal Trust II has established procedures entitled “Purchases and Redemptions of Creation Units” to implement the requirements of this condition. Tidal Investments has implemented written policies and procedures that govern the construction of baskets and the process used for the acceptance of baskets. The procedures include detailed parameters for the construction and acceptance of custom baskets that are in the best interests of the ETF and its shareholders. The procedures also include processes for revisions to or deviations from those parameters and specify the titles or roles of Tidal Investments’ employees who are required to review each custom basket for compliance with the parameters.

Listing on a National Securities Exchange: When Octane All-Cap Value Energy ETF relies on Rule 6c-11, Tidal Investments will:

●	Ensure that the ETF is listed on a national securities exchange prior to launch and acceptance of proceeds in exchange for Creation Units.

●	Periodically review that the ETF has met the listing requirements of the applicable national securities exchange(s) as such requirements relate to the ETF’s portfolio.

If and when Octane All-Cap Value Energy ETF is not listed on an exchange, it will no longer be eligible to rely on the ETF Rule and must meet individual redemption requests within seven days pursuant to section 22(e) of the Act or liquidate. If the ETF is not listed on an exchange, Tidal Investments will immediately notify Tidal Trust II’s Chief Compliance Officer. Circumstances such as a trading suspension, a trading halt, or a temporary non-compliance notice from the exchange would not constitute a “delisting” for purposes of Rule 6c-11.

Portfolio Holdings Disclosures: The ETF Rule requires the ETF to disclose prominently on its website, publicly available and free of charge, the portfolio holdings that will form the basis for each calculation of NAV per share. Tidal Investments monitors the Octane All-Cap Value Energy ETF website to ensure compliance with the disclosure requirements of the ETF Rule.

Compliance, Investment &Trading Guidelines

The Firm’s Portfolio Manager monitors the Fund on a daily basis to ensure compliance with the Fund’s objectives and restrictions as detailed in the prospectus. A summary of the process is outlined below.

Principal Investment Strategy

The Fund is an actively managed ETF that seeks to achieve its objective by investing in U.S.-listed equity securities of “Energy Companies.” Energy Companies are companies primarily involved in the business of oil & gas drilling and exploration, the production, lease or sale of oil & gas equipment, and services, integrated oil & gas, oil & gas exploration and production, oil & gas refining and marketing, oil & gas storage and transportation, and coal & consumable fuels industries.

The Fund considers an issuer to be an Energy Company if it meets at least one of the following tests: (1) at least 50% of its gross income or its net sales come from activities in energy-related industries; or (2) at least 50% of its total assets are devoted to producing revenues in energy-related industries. The Fund’s prospectus provided additional information about the Fund’s scope of the term “Energy Companies.”

As sub-adviser, Octane manages the Fund using a value investing approach. Octane seeks to identify Energy Companies with lower valuation metrics, particularly those with low price-to-forward-earnings (P/E) ratios (“Value Energy Companies”).

Security Selection Process

The major external input to Octane’s investment process is Empirical Research Partners, an equity research firm, which provides the Portfolio Manager with a weekly, proprietary file of U.S. traded Energy stocks with a market cap > $1 billion.

Octane employs a multi-faceted approach to selecting the Fund’s holdings, emphasizing the following criteria:

●	High Free Cash Flow: Targeting companies with substantial free cash flow, signaling potential access to capital beyond their operational expenses and investments.

●	Strong Balance Sheet: Seeking companies that, in Octane’s evaluation, maintain a robust balance sheet, indicative of financial health and stability.

●	Value Return to Shareholders: Focusing on companies with a track record of returning value to shareholders, primarily through dividends or share buybacks.

●	Quality Acreage and Low Break evens: Identifying companies that possess profitable drilling locations and demonstrate the ability to operate efficiently, even in scenarios of low energy prices.

Octane seeks to strategically trim gains from equity securities of Energy Companies that appear overvalued or whose weighting in the Fund’s portfolio exceeds certain levels. Proceeds are reinvested in securities with lower valuations.

Fund Portfolio Construction

The Fund’s portfolio will hold approximately 30 securities. The Fund’s allocations are driven by valuations across sub-sectors, attempting to overweight those sub-sectors that Octane views as having better valuation characteristics. The Fund limits investments in any single position from exceeding 5% of the Fund’s portfolio at the time of purchase. The Fund will not invest in companies whose primary business is extracting hydrocarbons from tar sands or oil sands.

The Fund is an “all-cap” fund and may invest in companies with a market capitalization exceeding $1 billion.

The Fund’s U.S.-listed equity securities include investments in foreign companies through U.S. exchange-traded American Depositary Receipts (“ADRs”), limited to companies whose primary stock listing and whose headquarters are in developed markets.

The Fund may hold up to 20% of its net assets in cash and cash equivalents (e.g., short-term U.S. Treasury securities).

The Fund will invest, under normal circumstances, at least 80% of its net assets plus the amount of borrowings for investment purposes, in equity securities of Value Energy Companies.

The Fund will be concentrated in energy-related industries.

6.	Allocation of Investment Opportunities

As of the date of this Manual’s publication, Octane’s only Client is Tidal Investments, to whom it serves as Sub-Adviser. Therefore, Octane has not adopted an investment allocation policy. If in the future the Firm manages assets for other Clients wherein there is an overlap of holdings and an investment allocation protocol becomes necessary, the CCO will collaborate with the Managing Director to develop an investment allocation policy designed to ensure that all Clients are treated fairly.

7.	Custody or Possession of Client Assets

An adviser is deemed to have custody of client assets under Advisers Act Rule 206(4)-2 if it holds, directly or indirectly, client funds or securities, or has any authority to obtain possession of them. Among other things, the rule requires an adviser that has custody of client funds or securities to maintain those assets with broker-dealers, banks, or other qualified custodians, and implement additional controls to protect client funds and securities from misappropriation.

Octane, as the discretionary Sub-Adviser to the Fund, does not have custody of Fund assets. Should a situation arise where Octane manages assets for other Clients in a manner involving custody, the CCO will develop a custody policy designed to comply with Rule 206(4)-2, ensuring that all Client assets are protected.

8.	MARKETING of the Fund

The marketing and promotion of the Fund is subject to significant regulatory restrictions. Therefore, all advertising and marketing material prepared by Octane which relates to or mentions the Fund must be submitted to Tidal Investments for approval before use. Octane’s CCO is responsible to maintain a log or record of all advertising and marketing material, including materials related to the Fund and submitted to Tidal Investments. This policy applies to Fund materials published on a public website, social media platform, in a pitch presentation, or through other means of dissemination.

Any media inquiry about the Fund must be directed to Tidal Investments. For purposes of solo media appearances and written materials, Octane is permitted to discuss the Firm’s investment process and strategy but is not permitted to discuss the specifics of the Fund, such as the ticker, means of purchasing the Fund, fees, etc., without proper approval from Tidal Investments. However, Octane is permitted to mention the fact that it sub-advises an ETF when discussing the relevant investment strategy.

Octane and Tidal Investments share responsibility for completion of Request for Proposal (“RFP”) or Request for Information (“RFI”) responses that relate to an investment in the Fund. Generally, Octane is responsible for the RFP/RFI content that relates to the investment strategy and compliance program. Any specific questions related to the Fund, such as fee schedules, etc., are delegated to Tidal Investments. Octane’s CCO is responsible for overseeing the completion of any RFP or RFI, including those specific to the Fund, and retaining records of such materials in accordance with the Firm’s Books and Records policy.

Limitations on Disclosure of Fund Holdings

It is Octane’s policy to protect the confidentiality of material, non-public information about the Fund’s portfolio holdings and prevent the selective disclosure of non-public information about such holdings, in particular information related to contemplated trades in the Fund. Non-public information about Fund portfolio holdings will not be distributed to persons not employed by Octane or Tidal Investments unless there is a legitimate business purpose for doing so.

As a general matter, no Supervised Person may, with respect to any current or prospective Client (this is not intended to be an exhaustive list):

●	Engage in any act, practice or course of business which operates or would operate as a fraud or deceit or otherwise deemed a manipulative practice with respect to such current or prospective Client;

●	Use any materials or make any communication which contains any untrue statement (including the Firm’s or Supervised Person’s experience or credentials), omission of a material fact necessary to make the statements made not misleading, or is otherwise false or misleading (such as providing fraudulent information in responses to requests for proposals, electronic solicitations, and personal meetings arranged through capital introduction services);

●	Use any materials or make any communication which contains promises of specific results, exaggerated or unwarranted claims, opinions for which there is no reasonable basis, or forecasts of future events which are unwarranted, or which are not clearly labeled as forecasts (including fraudulent information regarding Octane’s current or future investment strategy, the risk of an investment, or the valuation of any portfolio advised or sub-advised by Octane); or

●	Allow any broker, promoter, or other third party to use any written advertising materials in connection with the solicitation of prospective Clients unless the CCO has approved the materials and the intermediary is properly registered to the extent necessary.

Media Interaction

No communications with the press or other news media should occur without the prior approval of the CCO or his designee. This prohibition includes, but is not limited to, interviews with print or electronic media representatives, appearances on national networks or advertised industry panels, local or cable television or radio broadcasts, publication of written investment related articles, or publication of materials over the Internet. All media requests for information relating to Octane or the Fund must be approved by the CCO.

Octane closely manages communications and contact with the press and documents all contact in compliance records. At all times, the following guidelines must be followed when in contact with the press:

●	Any overture by the press to a Supervised Person of Octane should be immediately brought to the attention of the CCO.

●	Upon CCO approval, commentary should be kept general in nature.

●	Paid statements about the Fund are prohibited unless pre-approved by Tidal Investments, who may be required to seek regulatory approval.

●	Statements predicting investment results are prohibited.

●	No third party is authorized to speak to the press on behalf of Octane without the express written authorization of the CCO.

●	In no event, should any confidential information about any Client or portfolio holding be disclosed in response to any press inquiry.

●	All press releases are subject to this policy.

●	All interactions with the press are documented within the Firm’s compliance records in accordance with the Books and Records policy.

9.	Advertising and marketing

It is the general policy of Octane not to advertise in any way the advisory services of Octane other than in accordance with the policies and procedures set forth in this Manual. As a matter of Firm policy, advertisements must be truthful and accurate and any advertising which is misleading, fraudulent, deceptive and/or manipulative is prohibited.

General Guidelines

The definition of an advertisement includes any direct or indirect communication Octane makes to more than one person, or to one or more persons if the communication includes hypothetical performance, that offers Octane’s investment advisory services with regard to securities to prospective Clients or offers new investment advisory services with regard to securities to current Clients.

An advertisement does not include:

●	extemporaneous, live, oral communications;
●	information contained in a statutory or regulatory notice, filing, or other required communication, provided that such information is reasonably designed to satisfy the requirements of such notice, filing, or other required communication; or
●	a communication that includes hypothetical performance that is provided in response to an unsolicited request for such information from a prospective or current Client.

It should be noted that any material or content not meeting the formal definition of an advertisement is still held to the anti-fraud standards, which are outlined in bullet point form in the Marketing of the Fund policy chapter in this Manual.

Octane applies a broad interpretation of what constitutes advertising or marketing specifically to avoid Supervised Persons making this determination on their own. Thus, most any business-related communication to more than one person, regardless of medium, and whether direct or indirect, is subject to these policies and procedures. For example, introductory prospect letters should be treated as marketing material if the core elements of such letters are recycled for multiple introductory prospect communications.

Uncompensated testimonials and endorsements, if and when deemed permissible under Octane policies, and including where adopted or entangled by the Firm, are deemed advertisements.

All marketing materials are approved and retained by the CCO. The Firm’s marketing records generally note the intended audience of the piece. All marketing material must comply with the seven general prohibitions listed below.

Any statement of fact must be substantiated either in the marketing piece itself (footnotes or endnotes) or retained as supplemental material along with the marketing piece within the books and records of the Firm.

Comply with the 7 Prohibitions

Octane must comply with seven (7) specific prohibitions within all marketing and advertising materials. The seven specific prohibitions that Octane may not include in any advertisement are:

●	Any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement made, in the light of the circumstances under which it was made, not misleading;
●	Any material statement of fact that the adviser does not have a reasonable basis for believing it will be able to substantiate upon demand by the SEC;
●	Information that would reasonably be likely to cause an untrue or misleading implication or inference to be drawn concerning a material fact relating to the investment adviser;
●	Any potential benefits to clients or investors connected with or resulting from the investment adviser’s services or methods of operation without providing fair and balanced treatment of any material risks or material limitations associated with the potential benefits;
●	Referencing specific investment advice provided by the investment adviser where such investment advice is not presented in a manner that is fair and balanced;
●	Including or excluding performance results, or present performance time periods, in a manner that is not fair and balanced; or
●	Information that otherwise would be materially misleading.

Marketing Claims and Representations

As noted above, the Marketing Rule prohibits the use of fraudulent or misleading advertising or marketing material, including information posted to a website or social media platform. One common marketing pitfall is the use of superlatives or puffery when describing the capabilities of the adviser, its personnel, investment results, investment process, or investment recommendations. Terms such as “best-in-class”, “world class”, “unparalleled” and “exceptional” are examples of superlatives that are often inherently misleading, if not false, and should be avoided unless based on clear, supportable data. If Octane cannot substantiate the use of a superlative or qualifier, such use should be avoided in marketing material. If Octane has an independent source to substantiate a statement or claim, the statement or claim must be accompanied by supporting disclosures and written supporting records must be maintained by the Firm.

Testimonials and Endorsements

An advertisement may not include any testimonial or endorsement, and Octane may not provide compensation, directly or indirectly, for a testimonial or endorsement, unless Octane complies with the following conditions:

1.	Mandatory disclosures: testimonials or endorsements generally require certain disclosures, including that:
a.	Octane or the person giving the testimonial or endorsement make clear and prominent (i.e., in the advertisement and close in proximity to the testimonial or endorsement) disclosure at the time of dissemination or solicitation of: (i) a brief statement of material conflicts of interest relating to the arrangement; (ii) whether the person giving the testimonial or endorsement is a Client of Octane or investor in the Fund; (iii) whether compensation was provided for the testimonial or endorsement; and

b.	Octane or the person giving the testimonial or endorsement disclose at the time of dissemination or solicitation: (i) all material terms of any compensation arrangement, e.g., the amount or percentage of compensation to be paid, expense reimbursements, whether the compensation is a set amount or contingent, whether there are any trailing fees, and whether fees increase as a result of the testimonial or endorsement payment (including amounts if known); (ii) a description of the material (from the perspective of Clients being solicited) conflicts of interest on the part of the person giving the testimonial or endorsement; and (iii) express disclosure that the person providing the testimonial or endorsement has an incentive to recommend Octane, resulting in a material conflict of interest.

2.	Oversight: Octane must have:
a.	a reasonable basis for believing that the testimonial or endorsement complies with the requirements of this section, and
b.	a written agreement with any person giving a testimonial or endorsement (if greater than the de minimis threshold of $1,000 over a 12-month period) that describes the scope of the agreed-upon activities and the terms of compensation for those activities.

3.	Disqualification: Octane may not compensate a person, directly or indirectly, for a testimonial or endorsement if Octane knows, or should know, that the person giving the testimonial or endorsement is an ineligible person at the time the testimonial or endorsement is disseminated.[1] If the offering is subject to Regulation D, Rule 506, the Rule 506(d) “bad actor” events will apply in lieu of the Marketing Rule “bad actor” events provided the persons involved are “covered persons” within the scope of Regulation D “bad actor” coverage.

4.	Exemptions: A testimonial or endorsement from a broker-dealer making a recommendation pursuant to Regulation Best Interest under the Exchange Act (“Reg BI”) or to a non-retail customer as defined by Reg BI does not need to comply with certain disclosure requirements and will be exempt from the disqualification requirements if the broker is not subject to statutory disqualification under Section 3(a)(39) of the Securities Exchange Act of 1934. However, the written agreement and oversight requirements outlined above apply.

1 The term “ineligible” is defined in the Marketing Rule as a person who is subject to an SEC opinion or order barring, suspending, or prohibiting the person from acting in any capacity under the federal securities laws or to any one of many enumerated “disqualifying events.” The definition extends to employees, officers, directors, general partners, and elected managers of an ineligible person. The Marketing Rule includes a ten-year lookback period across all “disqualifying events,” which aligns with disciplinary disclosure reporting on Form ADV Part 1A. Broker-dealers who act as placement agents must comply with the Exchange Act definition of disqualifying event.

Sources

When citing charts, statistics, information, studies, or data provided by a third party within marketing material, Octane must cite the source of the information and have reason to believe the information is current and accurate.

Public Website

Octane may maintain a public website. In such event, this website will be subject to the Firm’s policies and procedures for the review, approval and retention of advertising and marketing materials. Changes to the Firm’s website will be approved by or made by the CCO, or his designee. A log or record of all website changes is retained in accordance with SEC recordkeeping requirements.

Public Appearances

All public appearances (and related scripts and handouts) are approved by the CCO. If the presentation is pre-planned such as a webinar or speech, the text or an outline is retained in the Firm’s records. If the presentation is not pre-planned, the reposting or publication after the media interview is subject to review by the CCO prior to reposting or publication.

Article Reprints

The use of article reprints is subject to the seven general prohibitions listed above. The CCO is responsible to ensure compliance with the general prohibitions and to add requisite disclosures if necessary.

Third Party Attribution

In addition to advertisements directed by Octane, the Firm is also responsible for advertisements directed by a third-party if Octane participates in the preparation or endorsement of the communication. Whether information posted or published by third parties is attributable to Octane requires an analysis of the facts and circumstances to determine (i) whether Octane has explicitly or implicitly endorsed or approved the information after its publication (adoption) or (ii) the extent to which Octane has involved itself in the preparation of the information (entanglement).

At a minimum, the following factors should be considered by Octane when assessing whether it has participated in a third-party advertisement:

●	Was Octane involved in creating or disseminating the advertisement (entanglement)?
●	Did Octane authorize the communication?
●	Did Octane provide the material to third-party for dissemination?
●	Did Octane endorse the material after publication (adoption)?
●	Are the materials collaborative?
●	Did Octane selectively delete, alter, or endorse comments on a third party’s content or on Octane’s social media platform(s)?

If the answer to any of the questions posed above is “yes”, the material in question is considered Octane’s advertising and is subject to the provisions of this policy.

Third-Party Ratings

A third-party rating or ranking of an investment adviser is provided by a person who is not a related person, and such person provides such ratings or rankings in the ordinary course of its business. Third-party ratings may not be used unless Octane has a reasonable basis for believing that any questionnaire or survey used in the preparation of the third-party rating is structured to make it equally easy for a participant to provide favorable and unfavorable responses and is not designed or prepared to produce any predetermined result. Ratings and awards must be bona fide, while their use in Octane advertising is subject to the rule’s CCO pre-approval, disclosure, and recordkeeping provisions.

Third-party ratings published in advertising materials must clearly and prominently disclose:

●	the date on which the rating was given and the period of time upon which the rating was based;
●	the identity of the third party that created and tabulated the rating; and
●	if applicable, that compensation has been provided directly or indirectly by the adviser in connection with obtaining or using the third-party rating in its marketing materials.

Customer ratings from services such as Yelp and Google My Business are not deemed to be advertising as long as Octane does not adopt or become entangled in the preparation of such ratings.

Reference to Specific Past or Current Recommendations

Any written materials which discuss specific past or current recommendations related to a security, distributed to a prospective Client, are considered advertising under this policy and must be pre-approved by the CCO. Approval will only be granted if such recommendations are presented in a fair and balanced manner and are supported by a disclosure stating how/why such recommendations were chosen to be representative, and the limitations of same.

Performance Advertising – Actual Returns2

Performance showing actual returns must be presented with consideration of the intended audience and whether the advertisement could be misleading, even if factually accurate.

Net of Fees

All performance used for marketing purposes must be presented net of fees. Net of fee performance includes the deduction of all fees and expenses that a client has paid or would have paid in connection with the advisory services to the relevant portfolio. Gross performance may also be advertised provided it is:

1.	With at least equal prominence to, and in a format designed to facilitate comparison with, the net performance; and
2.	Calculated over the same time period, and using the same type of return and methodology, as the net performance.

2 This policy does not apply to the use of performance information for existing investors provided in the ordinary course of Fund reporting.

Hypothetical Performance

Octane does not advertise hypothetical performance. For purposes of this policy, hypothetical performance includes:

●	targeted performance, e.g., aspirational performance goals;
●	projections, i.e., the application of historical data and returns to project a likely return to the portfolio or its investments, but not including projections of general market performance or economic conditions;
●	model or back-tested performance; and
●	the performance of subsets of returns of investments from multiple portfolios, e.g., all investments within a particular investment strategy or category.

Predecessor Performance

Octane does not advertise predecessor performance. For purposes of this policy, predecessor performance is defined as investment performance achieved by a group of investments consisting of an account or a private fund that was not advised at all times during the period shown by the investment adviser advertising the performance.

New Products or Services

If Octane distributes written materials to existing Clients specifically presenting new products or services offered by the Firm, such materials are deemed to be advertising and are subject to the full scope of this policy including pre-approval, content, and books and records requirements.

Market Commentary, Branding Material, and Educational Material

Octane may periodically distribute market commentary, Octane branding, and educational materials. Such materials do not meet the definition of advertising under this policy unless one of the following circumstances applies: (a) such material has been prepared by the Firm and distributed to a prospective Client as part of marketing; (b) such material is distributed to Clients with the intention of marketing a new Octane product or service offering; and/or (c) such material is accompanied by an offer of Octane’s advisory services.

Approval Process

The CCO will retain copies of all advertising and marketing materials along with backup material to support and verify any material factual assertions in the submission, such as performance numbers, rankings, ratings, third-party quotations, economic statistics, market statistics, etc.

Form ADV Disclosure

Octane will accurately disclose its advertising and marketing practices in Form ADV Part 1A, Item 5.L. “Marketing Activities” in accordance with Form ADV instructions.

Record Retention

Octane must make and keep records of all advertisements and backup materials which substantiate all statements of fact. If Octane provides an advertisement orally, the Firm may, instead of recording and retaining the advertisement, retain a copy of any written or recorded materials used in connection with the oral advertisement. If Octane’s advertisement includes a compensated oral testimonial or endorsement, the Firm may, instead of recording and retaining the advertisement, make and keep a record of the disclosures provided to prospective clients. Further, if Octane’s disclosures with respect to a testimonial or endorsement are not included in the advertisement, then the Firm must retain copies of such disclosures provided to prospective clients. All records substantiating performance must be retained in Octane’s books and records.

Records subject to retention under the rule include:

●	Records of all distributed advertisements (including all oral testimonials/endorsements) sent to more than one person.
●	Written or recorded materials used, or disclosures provided for oral advertisements (alternative method for oral advertising).
●	All written communications relating to the performance or the rate of return of any portfolio.
●	Accounts, books, internal working papers, and other documents necessary to form the basis for or demonstrate the calculation of the performance or the rate of return of any portfolio.
●	For third-party ratings, a copy of any questionnaire or survey used in preparation of the third-party rating.
●	All supporting records to substantiate any material factual representation made in advertisements and marketing materials.

10.	Social Media

Communications through Social Media

Octane’s policy requires that all written communications relating to the advisory business of Octane be retained per Books and Records Rule 204-2 of the Advisers Act, as detailed later in this Manual. Any advisory business communication which is not archived within the technology systems of Octane is not permitted. Therefore, Supervised Persons are prohibited from communicating internally or with third parties about the business of Octane or its Clients through social media platforms, meeting platforms, or other third-party websites where Octane cannot retain records of such communications. If a Supervised Person is contacted through a social media platform, such as LinkedIn, and the contact relates to the business of Octane, s/he is required to migrate any written communication thread onto Octane’s corporate e-mail system to ensure proper record retention.

The use of “connect” features on social networking sites is permitted.

Social Media Activity

Octane does not prohibit Supervised Persons from posting on public forums, such as blogs or social networking sites like Facebook or LinkedIn. However, Octane does impose the following restrictions on these types of activities:

●	Aside from listing their employer and job title and tenure, Supervised Persons are not permitted to prepare, and post social media content related to the business of Octane unless specifically authorized by the CCO.
●	Supervised Persons are prohibited from sharing confidential information about Octane’s Clients, operations, investment decisions or plans in any public forum.

Pursuant to the preceding policy, “public forum” includes information that is available to the general public, as well as information that is only available to “friends,” personal contacts, members, subscribers, or other groups of individuals.

11.	Disclosures and Regulatory Filings

General

As a registered investment adviser, Octane is required to file with the SEC a Uniform Application for Investment Adviser Registration on Form ADV (“Form ADV”). Part 1 of Octane’s Form ADV is available for review by the SEC, applicable state regulatory authorities, and the public via the SEC’s Investment Adviser Public Disclosure (“IAPD”) website. Octane will notice file in states where the Firm maintains a place of business, or as otherwise required under applicable state securities statutes. At the present time, Octane is not required to prepare or file Form ADV Parts 2A-2B-3 because the Firm’s only Client is Tidal Investments, to whom it serves as Sub-Adviser.

Form ADV Part 1

Each year, Octane will file an annual updating amendment to its Form ADV Part 1 within 90 days of the end of Octane’s fiscal year, which is December 31st. Amendments must be filed with the SEC via the Investment Adviser Registration Depository (“IARD”).

Octane is required to make additional amendments (other-than-annual amendments) promptly (ideally within one week, but no later than 30 days):

●	If information provided in response to the following items in Form ADV Part 1A becomes inaccurate in any way:
o	Item 1 (except 1.O. and Section 1.F. of Schedule D) (Identifying Information and identity of the CCO),
o	Item 3 (Form of Organization),
o	Item 9 (except 9.A.(2), 9.B.(2), 9.(E), and 9.(F)) (Custody), or
o	Item 11 (Disclosure Information); or

●	If information provided in response to the following items in Form ADV Part 1A becomes materially inaccurate:
o	Item 4 (Successions),
o	Item 8 (Participation or Interest in Client Transactions, including the use of a placement agent), or
o	Item 10 (Control Persons, including owners, directors, and officers).

Form ADV Disclosures Related to the Fund

The CCO is responsible to update Form ADV Part 1A Item 2A.(5) to disclose its relationship as Sub-Adviser to Tidal Investments, and Schedule D Item 5.G.(3) to accurately disclose the SEC file number for the Fund and other advised or sub-advised Funds, as applicable. All amendments to Form ADV must be disseminated to Tidal Investments in a timely manner for as long as Octane serves as its Sub-Adviser.

The CCO is responsible to ensure that Octane responds to direct and indirect regulatory inquiries related to the Firm and/or the Fund in a timely, fulsome, and accurate manner. With respect to any disclosure(s) relating to its sub-advisory duties for the Fund, it is the policy of Octane to ensure that all data and information conveyed to any regulator, Tidal Investments, the Fund Trust’s Board of Directors, other Clients, and prospective Clients is accurate and truthful and does not omit any statement of material fact necessary to make the statements contained therein not misleading.

Accuracy and Completeness

Supervised Persons shall report to the CCO any events (individually or taken together) that cause any information in Form ADV to be inaccurate. The CCO shall determine if Form ADV should be amended based on the information provided by Supervised Persons, changes in the business, information obtained from monitoring the policies and procedures of Octane, and any other information known by the CCO. The CCO will review Part 1 of Form ADV for accuracy and completeness prior to filing any Form ADV amendments with the SEC.

Form ADV Recordkeeping

Octane is required to maintain in its principal office all copies of Form ADV (in electronic or hard copy form), along with each amendment or revision thereto. Octane is also required to maintain in its principal office documentation describing the method used to compute assets under management for purposes of Item 5.F in Form ADV Part 1A.

12.	investment adviser representative registration

It is Octane’s policy that any individuals engaging in activities that require registration as an Investment Adviser Representative (“IAR”) will register as such with the appropriate state(s) prior to engaging in such activities. At the present time, Octane has no IARs given that its only Client is the adviser to the Fund.

The CCO is responsible for ensuring that individuals meeting the definition of IAR under applicable federal and state regulations are properly registered as such with the appropriate state(s).

A state may require registration of an individual where that individual meets the definition of IAR and has a place of business in that state. Where an individual meets that definition, the need, and requirements for registration vary by state. Typically, a state requires IARs to register through a filing that includes: (i) a completed Form U4 filed through the Central Registration Depository (“CRD”); (ii) payment of a fee; and (iii) proof that the applicant has met the state’s qualification requirements. The factors which generally determine the need to register an IAR in a given state include: (i) whether the IAR maintains a place of business in the state; and (ii) the number of Clients resident in the state, noting that the definition of “Client” varies by state, but often does not include institutional Clients.

Most states require an individual to pass an examination before being registered as an IAR. Typically, states will accept the Series 65 examination, or a combination of the Series 7 and Series 66 examinations. Most states will exempt an individual from having to pass those examinations if they have a certain employment history (such as uninterrupted registration as an IAR in a particular state), certain professional designations (such as CFP®, CFA®, ChFC®, CIC, CIMA, or PFS), or if they obtain a waiver.

Registration

Where the CCO determines that an individual meets the definition of IAR, he will:

●	Determine the states in which the individual will be located and interacting with Clients;
●	Review those states’ specific registration and licensing requirements to determine if the individual must register as an IAR;
●	Determine whether the individual possesses all requisite qualifications for registration;
●	Complete and file all necessary registration and licensing forms and supplemental documents, if any, with the appropriate regulator(s);
●	Amend filings in accordance with Form U4 instructions; and
●	Ensure that the registration is accepted and approved.

The Firm’s personnel are prohibited from engaging in any activities that would require registration as an IAR unless they first become registered or are otherwise exempt from registration.

Continuing Education

In late 2020, the North American Securities Administrators Association (“NASAA”) adopted a model rule to set parameters by which NASAA members will implement continuing education (“CE”) programs for IARs in their jurisdictions. The model rule has a products and practices component and an ethics component and is intended to be compatible with other continuing education programs. Every IAR registered in a jurisdiction that adopts the model rule will be subject to its CE requirements. The mandatory CE program will apply to all registered IARs of both state-registered and federal covered investment advisers. IARs will be required to meet the CE requirements of any state in which the IAR is registered.

CE credits must be reported by the end of each year. Newly registered IARs will be required to meet the annual IAR CE requirement by the end of the first full calendar year following the year in which they first become registered. As of the date of this Manual, Connecticut and New York have not adopted the model rule. The CCO is responsible to monitor state adoption of the model rule to determine if CE requirements become applicable to Octane IARs in the future.3

Registration Renewals

If the Firm employs IARs, the CCO will ensure the Firm renews its IAR registrations prior to their expiration, if the IAR continues to remain subject to such filings in order to conduct business on behalf of the Firm. Renewals are generally effected through CRD.

Amendments

Together, the CCO and each IAR have a continuing obligation to promptly update the IAR’s Form U4 by the filing of an amendment if required by applicable regulations. Where an IAR is aware that information on his/her filing documents has become outdated or believes that a change in circumstances may be relevant to its registration, s/he must notify the CCO immediately. The CCO will then determine if the changes require any action, and if so, proceed to make any and all required filings. Examples of factors which typically trigger Form U4 include change of residential address, change in location relative to the conduct of the Firm’s business, and engagement in other business activities (or cessation of same).

3 Follow this link for the most current status of state adoption of the model rule: https://www.nasaa.org/industry-resources/investment-advisers/investment-adviser-representative-continuing-education/member-adoption/

Termination

Upon the termination of an IAR, or where the individual remains associated with the Firm, but is no longer registered as an IAR, the CCO will ensure the IAR’s registration with the Firm is promptly terminated. Generally, the CCO must file a Form U5 through CRD with all states in which termination of registration is required. The CCO is required to send a copy of the Form U5 to the terminated IAR.

Books and Records

In the Firm’s books and records, the CCO will maintain complete and accurate files on each IAR’s registration, if any, including any copies of Forms U4 and U5 filed by the Firm. The Firm should avoid reliance upon the CRD system to maintain required records.

13.	reports to the FUND’s adviser

The CCO is responsible to ensure that Octane completes all required reports and affirmations related to the Fund in a timely and accurate manner. Certain events that occur during Octane’s tenure as Sub-Adviser to Tidal Investments may trigger a requirement to report such events. Material events may include, but are not limited to the following:

●	Changes, or anticipated changes, in personnel directly involved in the management of the Fund.
●	Formation of affiliated entities.
●	Regulatory audits, investigations, or exams.
●	Violations of the stated investment policy.
●	Potential conflicts of interest.
●	Changes in ownership or financial condition.
●	Violations of the Code of Ethics or compliance policies.
●	Material amendments to the Code of Ethics or compliance policies.
●	Results of the annual compliance program review.
●	Regulatory Filings (including Form ADV, among others).

Reports should be provided promptly and in writing to the individual(s) specified in the Sub-Advisory Agreement, unless another time period, format, or recipient is specified. The CCO is responsible for this reporting obligation, based on the facts and circumstances surrounding the reportable event.

14.	CLIENT Complaints

All investment decisions must be consistent with any investment policies, objectives, or restrictions set forth in any governing agreement and applicable regulatory requirements.

It is Octane’s policy that complaints from Clients be handled in a timely and courteous manner. A complaint is any statement (written or verbal) by a Client (or authorized person acting on behalf of a Client) expressing a grievance, concern, appeal, or dissatisfaction with his, her or its experiences with Octane. Complaints can include, but are not limited to, statements concerning investment advice, unsuitable recommendations, misrepresentations, misappropriation, or other inappropriate acts, as well as claims of failure to provide requested or required services.

Complaints, whether oral or written, shall be promptly brought to the attention of the CCO. If the Supervised Person is unsure as to whether a Client communication is an actual complaint, s/he should escalate the situation to the CCO for evaluation. No Supervised Person is permitted to resolve a complaint independently without the approval of or consultation with the CCO.

Upon receipt of a complaint, the CCO will be responsible for investigating the complaint, determining the appropriate steps to be taken to resolve or address the complaint including Client contact, determining whether any other steps need to be taken to ensure that any problem or error is not repeated, and supervising the ultimate resolution of the complaint. The CCO will retain a copy of all complaints, related correspondence, and any corrective action(s) taken.

If Octane receives a complaint that relates to or mentions the Fund, a copy of the complaint will be timely provided to Tidal Investments who will work with Octane to properly document and resolve the complaint.

15.	Confidential Information; Privacy

General

The protection of confidential business information is vital to the interests and success of Octane. Confidential business information includes any Client information retained by Octane which is not available in the public domain.

Confidential information is the property of Octane (or of the Client as applicable) and should be kept strictly confidential. In addition, while undertaking your duties on behalf of the Firm, you and Octane may be provided with or have access to confidential information of other companies, such that Supervised Persons and Octane may be bound by duties of confidentiality or non-disclosure agreements not to disclose confidential information relating to such companies. Supervised Persons may not disclose any such confidential business information to any third party without the permission of the CCO, except for a purpose properly related to your duties for Octane and in accordance with the terms of any relevant non-disclosure agreement and, where applicable, subject to other limitations set forth in this Manual. See also the Firm’s Insider Trading policy in the Code of Ethics.

FAST Act

Investment advisers generally distribute initial privacy notices to non-institutional clients at the time of contract execution describing their privacy policies and procedures. In addition, investment advisers send non-institutional clients annual privacy disclosures, except when the adviser: (i) only shares clients’ non-public personal information with unaffiliated third parties that do not require an opt-out right be provided to clients under the Fixing America’s Surface Transportation Act (the FAST Act); and (ii) has not changed its privacy policies and procedures since its last privacy disclosure. Under the FAST Act, opt-out rights need not be provided to clients when information is shared with insurance rate advisory organizations, ratings agencies, consumer agencies, attorneys, accountants, and auditors; unaffiliated third parties providing services for or on behalf of the adviser; or to prevent fraud or to comply with federal, state, or local laws.

It is Octane’s policy to comply with provisions of US privacy regulations, including the FAST Act, where applicable.

Privacy Notice Distribution

As of the date of this Manual, Octane’s only client is Tidal Investments. Therefore, Octane is not required to distribute Privacy Notices at this time. Should Octane take on any non-institutional Client in the future, Octane will initially distribute a Privacy Notice to such Non-institutional Client at the time of advisory agreement execution. The CCO will oversee a distribution of an updated Privacy Notice to non-institutional Clients if Octane’s policies and procedures with respect to the disclosure of non-public personal information change since it last delivered the Privacy Notice.

Duties of all Personnel

It is each Supervised Person’s responsibility to take all appropriate actions to safeguard confidential business information. Care should be taken to ensure that such information is secure at all times. For example, access to files containing material, non-public information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private.

Supervised Persons may not make unauthorized copies of confidential information. Unless the express permission of the CCO is received, upon termination of employment or association with Octane (or upon earlier request by Octane), Supervised Persons must return to Octane all confidential business information (and all copies thereof in any media) in their possession or under their control.

Particularly sensitive confidential information should be disposed of in a manner reasonably designed to ensure that the confidential information has been destroyed, such as through shredding or pulverizing (or, with respect to electronic information, completely erasing the confidential data).

Supervised Persons may not provide or make available any confidential information about Octane or Clients to the media either in person, by telephone, over the Internet, or via social media without the Firm’s approval to do so. Any inquiry by the media should be reported immediately to the CCO who will direct an appropriate response.

Any doubts about the confidentiality of information should be resolved in favor of confidentiality. Supervised Persons should consult the CCO for guidance on specific matters.

If Supervised Persons violate this policy, s/he may be subject to disciplinary action, including possible discharge, whether or not s/he benefited from the disclosed information. Supervised Persons may also be subject to regulatory liability or criminal penalties. If a Supervised Person breaches this policy, or threatens to commit a breach, in addition to any rights and remedies available to Octane under law, Octane and/or a Client may seek to enjoin the Supervised Person from any violation.

16.	Cybersecurity

Definition

The SEC has broadly defined cybersecurity as: “the body of technologies, processes and practices designed to protect networks, systems, computers, programs and data from attack, damage or unauthorized access.” The intersection of cybersecurity and the fiduciary standard of care is self-evident relative to the importance of protecting confidential information. In addition to regulatory risk, cybersecurity also imparts a significant level of reputational risk.

Introduction and Policy Statement

As part of conducting its advisory business, Octane obtains and uses the personal information of employees, as well as confidential information about Octane and its business plans/activities, as well as Clients. Octane endeavors to comply with all applicable federal and state regulations pertaining to the safeguarding of all confidential information. Confidential information may be transmitted and retained in technology maintained by Octane, or licensed by Octane from third-party vendors, who provide services on an outsourced basis to Octane. The Firm acknowledges that it faces the risk of a cyber-attack on such technology by which a party could unlawfully gain access to and misappropriate confidential information. The threat of this type of misconduct requires Octane to identify and analyze material cyber risks.

Governance

The CCO, in collaboration with Octane’s IT provider, is primarily responsible for the development of the cybersecurity policy and oversight of the implementation of related controls. It is the responsibility of each Supervised Person to handle material non-public information as outlined in this policy, throughout this Manual, and as further directed by Octane.

The CCO is assisted by Octane’s IT provider who will collaborate as necessary to review the status of the controls and processes that Octane implements to identify and mitigate cyber risks, as well as any reports produced in response to periodic assessments of Octane’s cybersecurity posture.

Duty to Escalate

It is the responsibility of each Supervised Person to handle material non-public information as outlined in Octane’s privacy policy and as further directed by Octane. If a Supervised Person suspects that Octane has experienced a cyber breach, s/he is required to notify the CCO immediately and follow subsequent instructions to assist in the assessment and containment of any such breach. All Supervised Persons are required to sign an annual Compliance Manual certification statement, indicating their agreement to follow all Octane policies, including this cybersecurity policy.

Risk Assessment

When and if it becomes necessary in the future, Octane will undertake or direct the completion of a risk assessment (the “Risk Assessment”) reasonably designed to identify foreseeable internal and external risks to the security, confidentiality, and integrity of confidential information and the systems used by Octane and critical third parties to process that confidential information, where such risks could result in the unauthorized disclosure, misuse, alteration, or destruction of that information or those systems. The objective of the Risk Assessment is to identify and evaluate the risk posture of Octane’s systems, and those of its primary vendors, used to conduct critical advisory activities, evaluate the effectiveness of the controls implemented by Octane to mitigate these risks, and identify weaknesses and vulnerabilities in Octane’s existing information technology infrastructure and controls. Octane will undertake such a Risk Assessment periodically to evaluate the integrity of its IT infrastructure in light of evolving risks and cyber threats. Octane may alternatively engage a qualified third party to conduct a penetration test, which is a simulated cyberattack against the computer system to check for exploitable vulnerabilities.

Administrative Rights and Network Access

Only select authorized personnel may exercise network administrative rights. As Octane grows, the access by Supervised Persons to certain network folders and documents may be restricted via password protection or administrative rights, thus authorizing access for only those who need to know.

Remote Access to the Network

All Supervised Persons, contractors, vendors, and agents with a corporate-owned or personally owned computer or workstation used to connect to the Octane network must be authorized by the CCO for such access. This policy applies to remote access connections used to conduct work on behalf of Octane, including reading or sending e-mail and viewing Intranet web resources.

It is the responsibility of Supervised Persons, contractors, vendors, and agents with remote access privileges to ensure that their remote access connection is given the same consideration as the user’s onsite connection to the network. Secure remote access is strictly controlled. At no time should any Supervised Person provide his/her login or e-mail password to anyone, not even family members. Remote access should not be initiated from a public Wi-Fi network.

All hosts that are connected to Octane’s internal networks via remote access technologies must use the most up-to-date anti-virus software; this includes personal computers. Third party partner connections must comply with best practice guidelines.

Best Practices when Using E-mail

Supervised Persons are reminded to never use their personal e-mail account for business. If a Client happens to send a business-related e-mail to a Supervised Person’s personal address or via social media, Supervised Persons are instructed to forward the communication to their corporate e-mail account, or copy the subsequent communication into their corporate account, and continue the communication from this account. Business e-mail should always be professional keeping in mind that anything written in e-mail is subject to examination by an auditor or regulator.

Text, Web and App Messaging

Octane does not retain the ability to archive and review text, web, or app messages. Therefore, Octane’s policy prohibits the use of such messaging protocols to communicate on business matters of substance with Clients, business partners, fellow employees, or otherwise conduct Octane business. Only archived messaging platforms are permitted.

Passwords

Octane workstations and laptops are configured to require a strong password for access. Supervised Persons are urged not to share passwords and to make sure passwords are strong and secure (i.e., not posted on or near the computer or laptop) and not to use the same password for multiple applications.

Compromised E-mail Accounts

Client e-mail accounts are prime targets for identity thieves. Be alert when receiving e-mail messages from Clients and look carefully at the e-mail address and header. Telephone confirmation of Client directives is recommended.

Maintenance of this Policy

At least annually as part of Octane’s annual compliance program review, the Firm evaluates this policy based on the following:

●	Those matters identified as material risks in any Risk Assessment or penetration test;
●	Any security incidents experienced by Octane or critical vendor;
●	Relevant changes in technology and business processes, if any;
●	Any material changes in or to Octane’s operations or business arrangements, including any material changes in technology or technology-based services provided by a vendor; and
●	Any other circumstance that Octane reasonably believes may have a material impact on the policy.

In addition, Octane will not implement a material enhancement to the technology it utilizes to conduct its principal business unless and until Octane determines that the enhancement will not result in unreasonable risk of creating a weakness in this policy.

Training

As necessary, Octane (or a third party retained by Octane) will train or communicate with Supervised Persons regarding the primary elements of this cybersecurity policy and other policies related to data protection. The training or awareness communication will cover, at a minimum, Octane’s legal and regulatory obligations to protect confidential information, and a summary of the elements of the policy intended to safeguard such confidential information.

17.	Cybersecurity incident/breach response

It is Octane’s policy to respond promptly and appropriately, based on the particular circumstances, should the Firm suspect or detect that an unauthorized individual has gained access to non-public information. To best protect our Clients and ensure that the Firm responds in an appropriate manner to suspicious activity, all suspicious activity recognized or uncovered by personnel should be promptly reported to the CCO, who will collaborate with Octane’s IT provider promptly, as necessary.

Possible causes of a security incident include the following:

●	attempts to gain unauthorized access to a system or its data
●	unwanted disruption or denial of service (DoS)
●	unauthorized access to critical computers, servers, routers, firewalls, etc.
●	changes to system hardware or software without approval
●	virus or worm infection, spyware, malware
●	loss or inconsistent electrical power
●	physical break-in to our facilities

The first step is to identify that you have a problem. Signs a computer or office has been compromised may include the following:

abnormal response time or non-responsiveness	unexplained account lockouts
passwords not working	website is down or has unexplained changes
programs not running properly	running unexpected programs
lack of disk space or memory	bounced-back emails
inability to connect to the network	constant or increasing crashes
abnormal hard drive activity	connecting to unfamiliar sites
browser settings changed	extra toolbars that cannot be deleted
locks on doors appear broken or manipulated	Windows broken
alarm is set off	Firm accessed outside of business hours

Any user who notices signs of anomalous activity and suspects that a security incident has occurred should notify the CCO and IT provider immediately.

When determining the appropriate response, Octane will consider the degree of risk posed and aggravating factors that may heighten the risk of a data security incident that results in unauthorized access to a Client’s non-public information held by Octane, or a third-party service provider, or notice that a Client has provided information to someone fraudulently claiming to represent Octane or to a fraudulent website. Primary and immediate consideration will be given to evaluating and halting any ongoing attack including the continued syphoning of Client or Firm data and to promptly securing Octane systems and information.

Appropriate responses to an attack may include the following, based on a consideration of the relevant facts and circumstances:

●	Determining the breach notification requirements of any affected Client, whether dictated by state law, federal law, or contractual obligation;
●	Monitoring for evidence of identity theft;
●	Contacting the Client(s) impacted;
●	Contacting the custodian;
●	Temporarily requesting a freeze on any asset transfers;
●	Changing any passwords, security codes, or other security devices;
●	Notifying law enforcement and/or regulatory authorities; and/or
●	Determining that no response is warranted under the particular circumstances.

Each incident will be reviewed to determine if changes are necessary to the existing security structure and the Firm’s electronic and procedural safeguards to guard against similar attacks or infiltrations in the future. All reported incidents as well as remedial actions taken are logged. It is the responsibility of the CCO to facilitate training on any procedural changes that may be required as a result of the investigation of an incident.

If Octane has reason to believe that a security incident or breach has any actual or potential impact on Tidal Investments or the Fund, the CCO will immediately notify and work with Tidal Investments to resolve and remediate the incident/breach.

18.	Mobile Devices

Supervised Persons may communicate with Clients and third parties via electronic means so long as they utilize Octane’s e-mail systems, thus ensuring that all written Client and third-party communications related to the business can be archived per SEC Rule 204-2. Supervised Persons are permitted to use mobile devices (cell phones, tablets) with access to Octane’s e-mail system, as long as they secure such devices (including with a strong password) and ensure that any business communications with Clients and other third parties are archived.

Supervised Persons are responsible for safeguarding all confidential information stored or accessible via mobile devices. This includes data on notebooks, tablets, flash drives, and mobile phones. Supervised Persons must ensure these mobile devices are kept in safe places where confidential information cannot be viewed or compromised. If a mobile device which contains Octane or Client information, including e-mail, is misplaced, or lost, Supervised Persons are required to report this to the CCO immediately.

19.	data destruction

Purpose and Scope

The purpose of this policy is to define the guidelines for the disposal of records, technology equipment and components owned by Octane. This policy applies to any computer/ technology equipment or peripheral devices that are no longer needed within the Firm including, but not limited to the following: personal computers, servers, hard drives, notebooks, copier hard drives, mainframes, smart phones, handheld computers (i.e., Windows Mobile, iOS or Android-based devices), peripherals (i.e., keyboards, mice, speakers), printers, scanners, fax machines, typewriters, compact discs, portable storage devices (i.e., USB drives), and backup tapes. This policy applies to paper and electronic records related to the advisory business of Octane maintained by the Firm and its Supervised Persons. See the Books and Records policy for more information about record retention periods.

Background

As part of conducting its advisory business, Octane may obtain and use the personal information of Clients as well as confidential information about the Firm and its business plans/activities. Octane is required under the Books and Records rule to retain certain types of advisory records for a prescribed time period. When records have surpassed their retention period, they may be discarded if such action is approved by the Firm and the manner of destruction ensures the protection of sensitive, material non-public information.

Technology equipment often contains parts which cannot simply be thrown away. Proper disposal of equipment is both environmentally responsible and often required by law. In addition, hard drives, USB drives, CD-ROMs and other storage media often contain corporate, Fund, and/or Client data, some of which is considered sensitive. To protect Octane’s data, all storage mediums must be properly erased or destroyed before disposal. However, simply deleting or even formatting a data device is not considered sufficient. When deleting files or formatting a device, data is marked for deletion, but is still accessible until being overwritten by a new file. Therefore, special tools must be used to securely erase data prior to equipment disposal.

Paper Records

All paper records that are not subject to or no longer subject to Octane’s Books and Records policy must be shredded. The CCO is responsible to ensure that shredders are available in all Octane office locations and easily accessible by Supervised Persons. The CCO is further responsible to ensure that documents contained in shredders are properly handled during the disposal process.

Electronic Records

The CCO will determine when electronic records that are deemed to be the official books and records of the Firm are eligible for transport to an offsite records storage facility or otherwise eligible for disposal. No advisory record that is subject to record retention may be transported to an offsite records storage facility or discarded without proper approval.

E-mail Records

Octane utilizes a commercial e-mail provider to archive e-mail records in accordance with SEC regulations and Octane’s policy. The CCO is responsible to work with the e-mail provider to facilitate the disposal of e-mail records that have surpassed their stated retention period.

Technology

The CCO, or his designee, will oversee data destruction, and safely destroy all storage mediums in accordance with current industry best practices. No computer or technology equipment may be sold or donated to any individual (or otherwise repurposed) other than through the processes identified in this policy. No computer equipment should be disposed of via dumps, landfills, etc. All electronic drives must be removed and rendered unreadable (drilling, crushing or other demolition methods). Technology equipment with non-functioning memory or storage technology will have the memory or storage device removed and physically destroyed.

Inadvertent Disposal, Exceptions and Non-compliance

All Supervised Persons are responsible to protect confidential information in accordance with the compliance policies of the Firm, including this policy. Any Supervised Person who has reason to believe that any paper record, electronic record, or technology asset has been improperly shared, discarded, lost, or stolen must immediately report this breach to the CCO. Any exception to the policy must be approved by the CCO in advance. Any Supervised Person found to have violated this policy may be subject to disciplinary action, up to and including termination of employment.

20.	Litigations; Investigations; Inquiries

Any lawsuit, or receipt of service or other notification of a pending action against Octane should be immediately brought to the attention of the CCO.

In addition, Supervised Persons must advise the CCO immediately if he/she becomes personally involved in or threatened with any litigation, arbitration, investigation or proceeding of any kind, or if the Supervised Person is subject to any judgment, order, or arrest, or if contacted by any regulatory authority, whether by letter, telephone, e-mail or in any other way.

Supervised Persons should notify the CCO immediately upon receipt of a subpoena, notice of examination, or other request for information from any governmental entity, regulatory agency, court, or lawyer in connection with any litigation, arbitration, investigation, or other proceeding relating to Octane, its Clients, or any Supervised Person’s activities with respect to the foregoing, or upon receipt of a garnishment lien or judgment against Octane or any of its Clients or Supervised Persons. The intention behind this policy is to ensure that Octane responds in a consistent and uniform manner to all regulatory and legal inquiries. The CCO, in consultation with outside legal counsel, will determine the appropriate response.

Octane may receive regulatory inquiries by mail, e-mail, telephone, facsimile, or personal visit. In the case of a personal visit, demand may be made for the immediate production or inspection of documents. While any telephone or personal inquiry should be handled in a courteous manner, the caller or visitor should be informed that a response requires the approval of the CCO. In the case of a telephone inquiry, the caller should be informed that his or her call will be promptly returned by an authorized Octane representative. Letter or e-mail inquiries should be forwarded to the CCO immediately.

Under no circumstances should any documents, materials or information be released to a regulator without prior approval of the CCO or Octane’s outside legal counsel. Supervised Persons should not have substantive discussions with any regulatory personnel without prior consultation with the CCO or Octane’s outside legal counsel. For the avoidance of doubt, nothing in the preceding sentence is designed to prevent you from acting in accordance with applicable federal whistleblower statutes.

If Octane receives notice of any regulatory or legal action relative to the Firm, a Client, or the Fund, the CCO will immediately notify Tidal Investments in accordance with the Sub-Advisory Agreement.

21.	BOOKS AND RECORDS

Fund Books and Records

The books and records requirements of the 1940 Act appear mainly in Rules 31a-1, 31a-2, and 31a-3. These required Fund records overlap in part with the records required by the Advisers Act. Rule 31a-2(e) requires Fund books and records, including electronic communications specific to the Fund, to be preserved for a period of not less than six (6) years as specified in the Sub-Advisory Agreement or otherwise directed by the adviser to the Fund. Octane will prepare and retain records relating to the Fund in accordance with all applicable laws and agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the request of Tidal Investments.

General Books and Records Policy

All business records maintained by Octane are created and maintained in the cloud. In addition, Octane relies on certain business partners, such as its administrator, to maintain records that secure them from unauthorized alteration or use and protects them from untimely destruction.

As an investment adviser, Octane is subject to extensive recordkeeping requirements under federal securities laws and regulations, including, among others, SEC Rule 204-2 under the Advisers Act. Specifically, this rule requires that for not less than five years from the end of the fiscal year during which the last entry was made on such records (the first two years must be in an appropriate office of Octane), specific records must be retained. Certain exceptions apply to the Firm’s formation records, marketing materials, and performance records.

These books and records must be maintained in an easily accessible place for those periods specified and may not be removed for storage elsewhere except with the prior approval of the CCO.

It is unlawful to dispose of any advisory or Fund records that may be relevant to any subpoena or any pending or threatened legal proceeding or investigation of any kind.

Retention of Records by a Third Party

Required records may be maintained and preserved, on Octane’s behalf, by an authorized third party (such as an administrator) provided that (i) the third party acts as a service provider to Octane in maintaining, preparing, organizing and updating the records for Octane’s ongoing use in its business; (ii) upon request by the SEC, the records can be produced promptly; (iii) there is a written agreement which provides that such records are the property of Octane and that they must be surrendered to Octane or its designee promptly upon request; and (iv) Octane discloses on its Form ADV any party maintaining required records on its behalf, in accordance with Form ADV instructions. The CCO is responsible to oversee third party recordkeeping arrangements to ensure policy and disclosure compliance.

Electronic Copies of Books and Records

The records and documents specified in the Books and Records schedule below may be retained electronically in accordance with Rule 204-2(g) of the Advisers Act, provided that Octane must (i) arrange and index the records in such a manner as to permit the easy location, access and retrieval of records, (ii) be ready at all times to promptly provide any such record in the form requested (i.e., in the medium and format in which it is stored, a printout of the record or means to access, review and print the record) by the SEC or any states in which Octane is notice filed as an investment adviser, and (iii) adequately safeguard and back-up copies of the electronic record for the time required.

Disposal of Records

The CCO must authorize the disposal of records subject to retention. Supervised Persons must inform the CCO of any inadvertent destruction or misplacement of advisory books and records, or any problems accessing records retained onsite or off-site by third parties acting on behalf of Octane. The CCO reviews the Business Continuity Plan at least annually to ensure proper back-up of required records. See also the Data Destruction policy maintained within this Manual.

Electronic Communications

It is critical that communications with Clients and other third parties adhere to federal regulations which govern them. For example, inappropriate communication with a current or prospective Client pertaining to Octane’s past performance would likely entail a violation of the SEC’s advertising rule.

To facilitate Octane’s obligations regarding retention and storage of certain electronic communications, Supervised Persons shall only use Octane’s e-mail system for written electronic communications and shall not use personal e-mail accounts or instant or text messaging for business purposes. However, instant or text messaging may be used solely for matters of planning, such as coordinating whereabouts or arrival for a meeting, but never for substantive business matters.

All electronic communications related to the business of Octane initiated by Supervised Persons is the property of Octane and will be retained in accordance with this policy for a period of five years following the end of the calendar year in which the last entry was made on such records.

The foregoing notwithstanding, if a Supervised Person sends business related communications from a personal computer, s/he agrees that such e-mails are part of Octane’s business records, and s/he may be required to submit such e-mail messages and personal computer to inspection by or on behalf of Octane. The firm reserves the right to monitor, disclose and/or produce copies of any electronic communication, attachment, transmission log or “cache file” without notice. Octane also reserves the right to monitor the use of any corporate property, equipment, phone line, computer, software, or any storage device.

Books and Records Schedule

The following records must be maintained in accordance with the Books and Records Rule.

●	A journal or journals, including cash receipts and disbursements, records, and any other records forming the basis of entries in any ledger.

●	General and auxiliary ledgers reflecting asset, liability, reserve, capital, income, and expense accounts.

●	A memorandum of each order given by Octane for the purchase or sale of any security or asset, of any instruction received from the Client concerning the purchase, sale, receipt, or delivery of any security, and of any modification or cancellation of the same.

●	All check books, bank statements, cancelled checks, and cash reconciliations of Octane.

●	All bills or statements relating to the business of Octane and the Fund.

●	All trial balances, financial statements, and internal audit working papers relating to the business of Octane and the Fund.

●	All written communications sent and received by Octane relating to: (a) any recommendations made, or advice given to Clients; (b) any receipt, disbursement, or delivery of securities or assets; and (c) any orders to purchase or sell securities or assets.

●	Supporting information that relates to the formulation of investment advice.

●	All communications (sent or received) in respect of a Client or securities-related recommendation that includes information related to performance or rate of return.

●	All performance communications to any person that explains the methodology for calculating performance information or a rate of return.

●	All powers of attorney and written agreements (and amendments), including the Sub-Advisory Agreement with Tidal Investments.

●	Form ADV Parts 1 (and 2A-2B if they become applicable), along with each amendment or revision thereto, any summary of material changes and a record of the dates that Form ADV Parts 2A and 2B were given or offered to be given to Clients. Supporting documentation may also need to be kept (i) describing methods used to compute assets under management and (ii) explaining Octane’s determination that the presumption of materiality with respect to certain disciplinary events is overcome.

●	All copies of Form 13F, 13H, 13D, 13G, Form N-PX, and/or any other regulatory report, if and when applicable.

●	All copies of Form U4, Form U5, and records of CE compliance.

●	A copy of this Manual as in effect on any date, or at any time within the five years prior to such date, and records documenting the annual review of this Manual.

●	A copy of the Code of Ethics, as in effect on any date, or any time within five years prior to that date, records of violations of the Code of Ethics and actions taken because of the violations.

●	Copies of all reports, pre-approval requests and approvals related to Code of Ethics matters.

●	Copies of all records required to comply with the pay-to-play policy including a listing of all government entity Clients.

●	Copies of the written acknowledgment of receipt of the Code of Ethics by all Supervised Persons shall be kept for five years after the individual ceases to be a Supervised Person.

●	The names of all Supervised Persons at any time during the preceding five years, the holdings, transactions, and preclearance reports/requests made by such persons, and records of decisions approving Supervised Persons’ acquisition of non-exempt securities.

●	The content of Octane’s website at any date within the prior five years, which generally takes the form of screenshots and change log.

●	Copies of all Client complaints and related correspondence, along with a description of any corrective action taken and its resolution.

The CCO will periodically monitor Rule 204-2 for any updates to the list of required books and records that Octane is required to maintain pursuant to SEC rules and regulations.

Notwithstanding the five-year retention period set forth above, certain books and records are required to be preserved, in accordance with SEC rules and regulations, for a period longer than five years, including, but not limited, to the following:

●	A copy of each advertisement, and a record of the review and approval by the CCO of any advertising or other marketing material, must be maintained and preserved in an easily accessible place for a period of not less than five years, the first two years in an appropriate office of Octane, from the end of the fiscal year during which Octane last published or otherwise disseminated such communication.

●	Supporting documentation demonstrating the calculation of performance results or hypothetical results, or any representation about the business or its personnel contained in any communication described above must be maintained for a minimum of five years after the calendar year end in which the communication was last used in a manner consistent with SEC staff rules and guidance.

●	Partnership articles and any amendments thereto, charters, minute books, and the formation records of Octane and of any predecessor, shall be maintained in the principal office of Octane and be preserved until at least three years after termination of the enterprise.

●	Books and records related to the Fund as specified in the Sub-Advisory Agreement, which is minimally six years from the end of the calendar year in which the record was created or last modified.

22.	Valuation

Valuation of the Fund is the responsibility of Tidal Investments and/or the custodian. If the Firm is called upon to assist with the valuation of an asset held in the Fund, relevant records will be maintained in accordance with the Books and Records policy, which is subject to review at least annually as part of the annual compliance program review.

23.	VOTING Securities

Octane has not assumed proxy voting authority with regard to securities held in the Fund. This authority is retained by Tidal Investments. In the future, should Octane assume proxy voting authority for public securities held in Client portfolios, the CCO will prepare and implement policies and procedures in accordance with Advisers Act Rule 206(4)-6. Should the Firm prepare Form ADV Part 2A in the future, the fact that Octane does or does not assume responsibility for proxy voting on behalf of its Clients will be disclosed therein.

24.	BUSINESS CONTINUITY AND DISASTER RECOVERY

The SEC takes the position that an adviser’s fiduciary duty to its clients includes the obligation to take steps to protect client interests from being placed at risk due to the adviser’s inability to provide advisory services because of a disaster, loss of key personnel or other major interruption of business. In addition, Rule 204-2 under the Advisers Act requires investment advisers retaining electronic records to establish and maintain procedures to safeguard such records from destruction or loss. It is Octane’s policy to take all steps necessary to fulfill these obligations. In this regard, Octane maintains separately from this Manual a Business Continuity and Disaster Recovery Plan (“Business Continuity Plan” or the “Plan”).

The CCO will ensure that all Supervised Persons receive a current copy of the Plan and will instruct such persons as to the proper safekeeping of the Plan. The CCO will review and test at least annually the Plan for the continuity of the business of Octane in the event of interruption due to natural disaster, terrorism, key man event, or similar events. Records of all Plan updates and testing activities and issue mitigation is retained by the CCO within the books and records of the Firm.

25.	FEES

Octane has implemented a fee policy that it believes is fair and competitive relative to other advisers rendering similar investment advice. It is Octane’s policy to fully disclose all fee and compensation arrangements (and permissible expense reimbursement practices) in an accurate and forthright manner to all Clients. Any fees assessed in advance by Octane will be prorated to the date of the termination specified in the notice of termination and any unearned portion will be refunded to the Client. Advisory agreements, Sub-Advisory Agreements, and approved marketing materials are the primary disclosure venues used to disclose the full range of fees and expenses associated with advisory services. The CCO oversees fee and expense management processes to ensure consistency with advisory agreements and regulatory disclosures.

26.	SECURITIES FILINGS

It is Octane’s policy to make all necessary filings that may be required by the Securities Exchange Act of 1934 (the “1934 Act”). The CCO is responsible for ensuring that Octane files all necessary filings that may be required by the 1934 Act.

The CCO, on an ongoing basis, will monitor Octane’s trading activity to determine whether the Firm is required to make any securities filings required by the 1934 Act. The CCO will also be responsible for continuously monitoring the Firm’s trading activity to determine whether the Firm’s requirement to submit any securities filings ceases. The CCO will remain particularly cognizant of the following reporting requirements:

●	Section 13(f): Investment advisers that exercise investment discretion over $100 million or more in certain types of securities at the end of any month during a calendar year must file a 13F Report with the SEC via the EDGAR system. The Firm will file its first 13F Report for the December quarter of the calendar year during which it first reaches the $100 million filing threshold. The Firm will then submit filings for the March, June, and September quarters of the following calendar year(s) no later than 45 days following quarter-end.

Important Note: The definition of “discretion” for purposes of 13F filings can vary from the traditional definition of the term which alludes to investment decision-making authority. As stated in the SEC’s 13F FAQ’s, an institutional investment manager exercises investment discretion if the manager has the power to determine which securities are traded or the manager makes decisions about which securities to trade even though someone else is responsible for the investment decisions. A sub-adviser to a Fund would typically be deemed to have discretion over the Fund for purposes of 13F filings.

When thresholds have been surpassed, Octane must include Fund assets in its quarterly 13F filings, as the services rendered to the Fund constitute “investment discretion” as this term is defined under Section 13 of the Securities Exchange Act of 1934. “Investment discretion” over an account, as used in Rule 13(f)-1, means that an investment manager (i) has the power to determine which securities are bought or sold for the account, or (ii) makes decisions about which securities are bought or sold for the account, even though some other person has the responsibility for the investment decisions. The CCO is responsible to ensure that its quarterly 13F filings capture eligible Fund investments as holdings subject to “shared” discretion.

●	Section 13(d): Schedule 13D must be filed with the SEC (via the EDGAR system) by any beneficial owner of more than five percent (5%) of a class of certain securities (generally publicly traded companies).

●	Section 13(g): Section 13(g) is similar to Section 13(d), above, but allows for less onerous disclosure on Schedule 13G where the Firm is acting as a passive investor and is holding the shares in the ordinary course of business and not for the purpose of changing or influencing control of the issuer.

●	Schedule 13(h): Form 13H must be filed with the SEC (via the EDGAR system) by a “large trader,” which is defined as a person or entity whose transactions in exchange traded securities equal or exceed (i) two million shares or $20 million during any calendar day, or (ii) 20 million shares or $200 million during any calendar month. The Firm will file its first Form 13H promptly (generally within 10 days) after the first effecting transactions that reach either of the threshold amounts. If the information contained in any filing becomes inaccurate for any reason, the Firm will file an amendment promptly following the end of the calendar quarter. The Firm will also file a Form 13H annually, within 45 days after the calendar year-end. Octane does not execute trades on behalf of any Client, and therefore is not required to file 13H at this time.

●	Section 16: Directors, officers, and greater than ten percent (10%) shareholders of a public company must meet certain “insider” requirements regarding trading in the company’s securities and report their activity on Forms 3, 4 and 5.

●	Form N-PX: The SEC adopted new Rule 14Ad-1 under the Securities Exchange Act of 1934, requiring managers exercising investment discretion over securities with an aggregate value of at least $100 million to report their say-on-pay votes annually. These managers are those that currently have to make filings on Form 13F. In addition, new Rule 14Ad-1 requires these institutional investment managers to report annually on Form N-PX “votes on the approval of executive compensation and on the frequency of such executive compensation approval votes, as well as votes to approve “golden parachute” compensation in connection with a merger or acquisition,” known as "say-on-pay." Reporting obligations become effective July 1, 2024 for 13F filers.

If the CCO determines that the Firm must make any securities filings, they will ensure that such filings are effected in a timely manner as required by the 1934 Act.

In its books and records, the Firm will maintain copies of each securities filing that it has initiated.

27.	KEY SERVICE PROVIDER DUE DILIGENCE

At the time of selection, Octane or its designee will seek to perform due diligence on key third parties providing services to Octane, primarily those service providers deemed vital to the delivery of advisory services and those in possession of or access to material non-public information about Octane and its Clients. In general, due diligence is intended to ascertain that the entity is fully capable of performing the delegated function pursuant to industry standards available for the service under consideration, that the entity retains a reputable character pursuant to information obtained in the public domain and/or through peer referrals, and that the entity has implemented appropriate controls to protect Octane’s confidential information.

Supervised Persons should not select service providers (e.g., auditors, custodians, etc.) to provide services to Octane for reasons unrelated to the best interests of clients. Improper reasons to select a service provider include gifts or other benefits received from a service provider, a personal family relationship with an employee of the service provider, or business benefits to Octane or its affiliates unrelated to the client(s) for which the service is being provided.

Supervised Persons must report any material ‘immediate family’ or other special relationship with, or any material direct or indirect benefits such Supervised Person receives from, a service provider to the CCO (see Outside Business Activities and Interests policy). If Octane or any Supervised Person does have a special relationship with, or receives direct or indirect benefits from, a service provider, the CCO shall determine whether and how the potential conflict of interest should be disclosed to Clients and whether any consent or any other action is required.

Octane has adopted the following procedures to implement this policy:

●	The CCO maintains a key service provider/vendor list.

●	Supervised Persons are to notify the CCO when a new material service provider or vendor relationship is being considered.
●	The CCO will undertake appropriate due diligence efforts necessary to evaluate the service provider or vendor prior to contract execution.
●	The CCO will review due diligence documentation, including the contract, prior to execution.
●	All due diligence notes, checklists, service agreements, legal agreements, and related records will be retained.

28.	ANNUAL COMPLIANCE PROGRAM REVIEW

In accordance with Rule 206(4)-7 under the Advisers Act, Octane will review no less than annually the adequacy and effectiveness of established policies and procedures (“Annual Review”). The CCO is responsible to oversee the Annual Review but may engage independent third parties to assist in the process. The purpose of the Annual Review is to determine that all Octane compliance policies and procedures are working effectively, with adequate compliance oversight, that such policies and procedures are responsive to regulatory requirements and risks of the business and are modified when necessary in response to policy or rule violations. The review will also assist the CCO in identifying areas where more resources or attention is required. A written record of the Annual Review must be maintained. The Annual Review will be conducted within approximately 12 months of the effective date of Octane’s SEC registration and every 12 months thereafter. Material changes to the business or regulatory regime, or patterns of policy violations will generally trigger more frequent review of applicable policies and procedures.

29.	NEW EMPLOYEE COMPLIANCE MEETING AND ANNUAL TRAINING

Octane seeks to hire only those individuals whose background demonstrates trust, honesty, and the competency to carry out the duties for which they are being hired. Octane will evaluate any regulatory or disciplinary record of new hires and may conduct a background check as deemed necessary. Heightened supervisory procedures will be implemented if necessary.

All new Supervised Persons will receive a copy of this Manual in electronic form, and subsequently receive a copy of all amended versions of this Manual and/or its underlying policies. Supervised Persons may request a current copy of this Manual at any time from the CCO.

Every Supervised Person is responsible for understanding and complying with the rules and procedures set forth in this Manual. Each Supervised Person shall upon their hiring and no less frequently than annually sign a written or electronic statement to acknowledge among other things his or her receipt and understanding of, and agreement to abide by, the policies and procedures described in this Manual and Code of Ethics and to certify that they have reported all personal securities transactions and submitted other requisite reports.

It is Octane’s policy to provide all personnel with initial training (or orientation discussion) regarding the Firm’s compliance policies, procedures, and Code of Ethics, and thereafter, provide periodic training relevant to the job functions of the particular individual, as such training may be required. It is also Octane’s policy to have a meeting or meetings, at least annually, where compliance matters relevant to particular functional areas of the Firm are discussed with personnel involved with those functional areas.

All Supervised Persons are required to disclose, among other things, certain brokerage accounts, security holdings (including private investments), contemplated campaign contributions and outside activities. All Supervised Persons are required to attend compliance meetings, as directed by the CCO, to ensure the understanding of their responsibilities to uphold the culture of compliance and fulfill their fiduciary duty.

30.	ADMINISTRATION OF MANUAL

The CCO is responsible for general administration of the policies and procedures set forth in this Manual. The CCO shall review (or direct the review by another designated person) all reports submitted pursuant to this Manual, answer questions regarding the policies and procedures set forth herein, update this Manual as required from time to time, provide training to Supervised Persons as to the contents of this Manual, and arrange for appropriate records to be maintained, including copies of all reports submitted under this Manual. The CCO may consult with outside consultants, partners, and/or outside counsel on any matter related to her administration of, or responsibilities under, this Manual as shall be reasonably determined. For the avoidance of doubt, except as provided in this Manual, the responsibilities of the CCO shall not be deemed a grant of the authority to the CCO to manage or control the operations of Octane generally, nor be deemed a grant of supervisory authority over Supervised Persons of Octane.4

The CCO will investigate any possible violations of the policies and procedures set forth in this Manual to determine whether to recommend that sanctions be imposed, including, but not limited to, oral or written reprimand, demotion and suspension or termination of employment of the violator, or such other course of action as may be appropriate. In cases where the CCO would otherwise be responsible for reviewing or approving his or her own personal actions (including personal securities transactions under the Code of Ethics), another designated Supervised Person shall review such actions or appoint another person to review such actions and shall have the authority to approve or withhold approval for any action for which approval is required. If, however, the CCO is the only Supervised Person of Octane, the CCO is expected to follow the recordkeeping requirements outlined herein but is not required to seek review or pre-approval from a third party.

31.	COMPLIANCE MANUAL AND CODE OF ETHICS CERTIFICATION

Pursuant to Rule 204A-1 under the Advisers Act, Supervised Persons must at least annually sign a written or electronic statement acknowledging, among other things, receipt and understanding of, and agreement to abide by, the policies and procedures described in this Manual and the Code of Ethics and certifying to the reporting of all personal securities transactions and other required disclosures, delivering such certification form to the CCO as instructed. The CCO will also require Supervised Persons to sign the certification form upon receipt of any material amendments.

4 Note that such supervisory authority may otherwise be conveyed to the Chief Compliance Officer to the extent that he holds dual responsibilities which involve supervisory authority.

All newly hired or designated Supervised Persons will receive a copy of this Manual. Every Supervised Person is responsible for understanding and complying with the rules and procedures set forth herein. It is incumbent upon each Supervised Person to escalate any questions or concerns about any compliance matter to the CCO without delay.

32.	Policies considered but not applicable

The following policy topics were considered but deemed not applicable to the current business model of the Firm. This list is reviewed at least annually as part of the annual compliance program review to respond to business and regulatory developments.

●      Anti-Money Laundering

●      Form ADV Parts 2A, 2B, and 3

●      Custody or Possession of Client Assets

●      Investment Allocation

●      Promoter Arrangements

●      Proxy Voting / Class Action Litigation

●      Principal and Cross Transactions

●      Foreign Corrupt Practices Act

●      Trade Management, Trade Errors, Directed Brokerage, Soft Dollars

●      Environmental, Social and Governance Policy

●      Identity Theft Prevention Program

●      Valuation

The CCO will provide a copy of the Firm’s amended Regulatory Compliance Manual and Code of Ethics to Tidal Investments in accordance with applicable instructions.

Appendix 1

Code of Ethics

Octane Investments Inc.

I.	DEFINITIONS

“Access Person” is a Supervised Person (defined below) who has access to non-public information regarding clients' purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are non-public. A Supervised Person who has access to non-public information regarding the portfolio holdings of affiliated mutual funds is also an Access Person.

“Beneficial Ownership” - Access Persons are considered to have beneficial ownership of securities if they have or share a direct or indirect beneficial interest in the securities. Access Persons have a beneficial interest in a security if they have the ability to profit from a transaction directly or indirectly in such security. Examples of a beneficial interest in securities include the following:

●	Securities held by members of an Access Person’s immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law. Adoptive relationships are included;

●	An Access Person’s interest as a general partner or limited partner in securities held by a general or limited partnership; and

●	An Access Person’s interest as a manager/member in the securities held by an LLC.

An Access Person does not have a beneficial interest in securities held by entities in which he or she holds an equity interest (e.g., the portfolio holdings of a mutual fund of which an Access Person owns shares) unless he or she is a controlling equity holder or shares investment control over the securities held by the entity.

“Covered Securities” shall mean any financial instrument that is known as a security and as defined in detail in Section 202(a)(18) of the Advisers Act, EXCEPT, for purposes of this Code, it does not include securities issued by the U.S. Government, bank certificates of deposit, bankers’ acceptance, commercial paper, high quality short-term debt instruments, money market instruments, or shares of registered open end investment companies (mutual funds) as long as Octane is not advising such mutual funds.

“Immediate family member” is any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, father-in-law, mother-in-law, son-in-law, daughter-in-law, sister-in-law, brother-in-law (including adoptive relationship). If the immediate family member resides in the same household as the employee, they are subject to Octane’s personal securities trading reporting requirements.

“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(a)(2) or section 4(a)(5) (15 U.S.C. 77d(a)(2) or 77d(a)(5)) or pursuant to §§ 230.504 or 230.506 of this chapter.

“Material non-public information” (“MNPI”) is information about a company that has not yet been made public, for which there is a substantial likelihood that a reasonable investor would consider important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities were it to be disclosed in the public domain.

“Supervised Person” is defined as any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Octane or other person who provides investment advice on behalf of Octane and is subject to the supervision and control of Octane.

II.	GENERAL PROVISIONS

All Supervised Persons of Octane are deemed “Access Persons” and are therefore subject to the Code of Ethics and its related policies. The CCO maintains a list of Supervised Persons separately from this Code.

Octane has adopted the following polices and rules of conduct (“Code”) for all Supervised Persons. The Code is designed to ensure that the high ethical standards maintained by Octane are consistently applied. The excellent name and reputation of Octane is a direct reflection of the conduct of each Supervised Person. The Code requires all Supervised Persons to comply with applicable federal securities laws.

The Code is based upon the principle that Octane, and its Supervised Persons owe a fiduciary duty to its Clients and that Octane and its Supervised Persons must conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of Clients, (ii) taking inappropriate advantage of their position with Octane, and (iii) abusing their position of trust and responsibility. In meeting its fiduciary responsibilities, Octane expects every Supervised Person to demonstrate the highest standards of ethical conduct. Compliance with the provisions of the Code, the Advisers Act and all applicable federal securities laws shall be considered a basic condition of employment and association with Octane.

Pursuant to Section 206 of the Advisers Act, both Octane and its Supervised Persons are prohibited from engaging in fraudulent, deceptive, or manipulative conduct. Compliance with the Code involves more than acting with honesty and good faith alone. It means that Octane has an affirmative duty of utmost good faith to act solely in the best interest of Clients.

Octane recognizes that no single policy or governance statement can address all potential scenarios whereby Supervised Persons are challenged to comport themselves in an appropriate manner. To this end, the provisions of the Code are not all-inclusive. Rather, they are intended as a guide for Supervised Persons in their conduct. Supervised Persons are urged to seek the advice of the CCO for any questions about the Code, the application of the Code to their individual circumstances, and particularly in any situation where any Supervised Person may be uncertain as to the intent or purpose of the Code. Supervised Persons should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment and/or association with Octane.

All Supervised Persons must promptly report any suspected or apparent violations of this Code to the CCO. The CCO shall consider reports made to them hereunder and shall determine whether the Code has been violated and what sanctions, if any, should be imposed. The CCO will aggregate and report all violations of the Code of Ethics or other compliance policies in the annual compliance program review report. Supervised Persons will not be subjected to any form of retaliation for reporting legitimate suspicions or actual concerns or abuses.

III.	INSIDER TRADING PREVENTION

Background

Trading securities (including equity and debt securities and derivative instruments), either personally or on behalf of others, while in possession of material, non-public information, or improperly communicating that information to others, is referred to as “insider trading.” Insider trading is a violation of federal securities statutes and therefore is a prohibited activity by Octane and each of its Supervised Persons and agents. Octane absolutely forbids insider trading.

In addition to subjecting Octane to potential penalties, Supervised Persons may face severe penalties if trading securities while in possession of material non-public information, or if improperly communicating non-public information to others. The consequences of illegal insider trading include:

●	Octane may terminate your employment and/or association with Octane;

●	You may be subject to criminal sanctions which may include fines, penalties and imprisonment;

●	The SEC can recover your profits gained or losses avoided through illegal trading and impose a penalty of up to three times the profit from the illegal trades;

●	The SEC may issue an order permanently barring you from the securities industry; and

●	Clients and the issuer’s shareholders may sue you, seeking to recover damages for insider trading violations.

Insider trading laws provide for penalties against “controlling persons” of individuals who engage in insider trading. Accordingly, under certain circumstances, a supervisor of a Supervised Person who is found liable for insider trading may also be subject to penalties.

Supervised Persons must notify the CCO immediately if there is any reason to believe that a violation of Octane’s insider trading policy has occurred or may occur.

Prohibition on Insider Trading

Buying or selling securities of an issuer, personally or on behalf of others (including Client portfolios managed by Octane), while in possession of material, non-public information about such issuer is prohibited. Supervised Persons must not independently determine if information is material, non-public information without consulting with the CCO. If you believe you might be in possession of material, non-public information, you must notify the CCO immediately.

Disclosing or communicating material, non-public information to any person or entity except persons who need to know the information to perform their responsibilities for Octane is prohibited. All such persons are subject to obligations of confidentiality with respect to such information and have agreed or are otherwise obligated not to buy or sell securities of the applicable issuer while in possession of such information.

The CCO will review personal trading activity which occurs in Supervised Person reportable accounts, as specified in the Code of Ethics. The CCO or his designee will conduct e-mail surveillance (through random and keyword searches) to ascertain whether material non-public information has been obtained without authorization or has been used impermissibly. If you have any questions as to whether you are permitted to disclose non-public information to any other person, you should contact the CCO.

What is Material, Non-Public Information?

●	Information is material if there is a “substantial likelihood” that a “reasonable investor” would consider it important in making an investment decision, the disclosure of the information would be “viewed by the reasonable investor as having significantly altered the ‘total mix’ of information made available,” or the information is reasonably certain to have a substantial effect on the price of a company's securities were it to be disclosed in the public domain.

●	Non-public information is information that is not generally available to the investing public. Information is “public” when it has been disseminated broadly to investors in the marketplace.

Keep in mind that Octane may be party to non-disclosure agreements, which when signed by a Supervised Person of Octane, are applicable to all Supervised Persons of Octane. If you are uncertain whether information is non-public information or is subject to a non-disclosure agreement, you should contact the CCO.

IV.	PERSONAL INVESTMENT AND TRADING POLICY

General Statement

These policies and procedures do not limit the ability of Supervised Persons to engage in personal securities transactions. However, Octane reserves the right to further restrict personal investment and trading at any point the CCO deems appropriate.

Octane has adopted the following principles to govern personal investment activities by Supervised Persons:

●	Supervised Persons will adhere to the highest standards of ethical conduct;
●	The interests of Clients will always be placed above the interests of Octane and its Supervised Persons;
●	Appropriate investment opportunities must be considered for and/or offered to Clients first before Octane or any Supervised Person may act on them;
●	All personal securities transactions will be conducted in such a manner as to avoid or mitigate any actual or potential conflict of interest and so as to avoid any abuse of an individual’s position of trust and responsibility;
●	Supervised Persons should not take inappropriate advantage of their positions;
●	Supervised Persons will not engage in any transaction that would be in violation of any governing agreement; and
●	Supervised Persons that serve as directors or officers of publicly traded companies must be aware of such companies’ own trading policies and restrictions, including any “black-out” periods.

All Supervised Persons are required to comply with applicable federal and state securities laws. Failure to adhere to federal and state securities laws could expose Octane and its Supervised Persons to sanctions imposed by the SEC or law enforcement officials. These sanctions may include, among others, suspension, or termination of employment by Octane, or criminal or civil penalties.

All Supervised Persons are required to report holdings and transactions in Covered Securities (defined above) in which they have beneficial ownership, a term defined above. You may not use confidential or proprietary information, obtained during your employment or association with Octane, for your personal investment purposes or for your personal gain, and you may not share such information with others for their personal benefit. The following restrictions and limitations govern investments and personal securities transactions by all Supervised Persons (and their respective household members).

Restrictions and Limitations on Personal Securities Transactions It is the responsibility of each Supervised Person to ensure that a particular securities transaction being considered for his or her personal account is not subject to a restriction contained in this Code, including due to its inclusion on the Restricted List, as defined below, or otherwise prohibited by any applicable law. Personal securities transactions may be effected only in accordance with the provisions of this Code. Rule 17(j) under the 1940 Act requires that every investment company adopt procedures designed to prevent improper personal trading by investment company personnel. Rule 17(j) was created to prevent conflicts of interest between investment company personnel and shareholders, to promote shareholder value, and to prevent investment company personnel from profiting from their access to proprietary information.

It is the duty of all Supervised Persons to act in a manner that avoids any conflict of interest or the appearance of a conflict of interest with Clients. In addition, it is the responsibility of each Supervised Person to comply with all applicable Federal Securities Laws and the guidelines set forth below.

1.         90-Day Hold. To deter market timing, Supervised Persons are required to hold any sub-advised Funds they purchase for a period of 90 days. This restriction applies to accounts for which Supervised Persons have a direct or indirect beneficial interest, including household members.

2.         7-Day Blackout Rule. Supervised Persons are prohibited from executing a transaction on behalf of themselves or another Supervised Person within seven days of the Fund or any Client having a pending buy or sell order in the same or an equivalent security and until such time as that order is executed or withdrawn. Individual securities within a Client or Fund portfolio may not be available seven days prior to execution. In this case, the Supervised Person is free to submit the trade for preclearance or execute the trade if it is exempt from preclearance per the terms below. Nevertheless, a personal trade by any Supervised Person shall not prevent a portfolio from trading in the same or an equivalent security on behalf of the Fund or Clients. However, such a transaction shall be subject to independent review by the CCO.

3.         Exemptions Related to 90-Day Hold and 7-Day Blackout Rule. Any security that is not held by the sub-advised Fund is not subject to the 90 Day Hold Period or the 7-Day Blackout Period. With respect to other 90-day holding period requirement waivers, only certain limited exceptions will be approved including, but not limited to, hardships and extended disability. Exceptions must be approved by the CCO prior to execution.

4.         Preclearance of Securities. Supervised Persons must preclear all personal securities transactions with the exception of those identified in the list below. All approved orders must be executed by the close of business on the day in which preclearance is granted; provided however that approved orders for securities traded in foreign markets may be executed within two business days from the date preclearance is granted. If any order is not timely executed, a request for pre-clearance must be resubmitted. Exceptions to the requirement to resubmit preclearance requests may be granted in advance by the CCO for unusual circumstances.

The following are exempt from preclearance:

●	Non-proprietary, open-ended mutual funds and ETFs (e.g., mutual funds and ETFs not managed, advised, or sub-advised by Octane).

●	Broad based index and commodity options and futures.

●	Fixed income securities.

●	Any transactions in individual equity securities, with a market cap of $1billion or more, are exempt from pre-trade clearance up to 500 shares, unless such security is on the Firm’s Restricted List.

●	Discretionary accounts that are managed externally by an independent third party (e.g., an external investment adviser with discretionary authority) where the Supervised Person has no influence over the trading decision.

●	Exceptions by prior written approval of the CCO.

●	Automatic investment/withdrawal programs and automatic rebalancing as part of a model portfolio managed by Octane.

5.          IPOs are Prohibited. No Supervised Person or household member thereof may acquire any security in an Initial Public Offering (“IPO”). For purposes of this policy, an IPO does not include offerings of government or municipal securities.

6.          Preclearance Required for Limited Offerings and Private Placements. Securities issued in limited offerings and private placements5 (including investments in limited partnerships such as buyout, venture capital, oil and gas, real estate, and hedge funds or funds of funds) may only be acquired by a Supervised Person or household member thereof with the advance written approval of the CCO. A request for approval of a private placement or limited offering should generally be submitted at least one week in advance of the proposed date of investment. A Supervised Person need not pre-clear any private placement investments in which such Supervised Person’s only “beneficial ownership” is through the general partner of a Fund sponsored by Octane or its affiliates. Certain limited partnership investments may not be securities, such as a partnership created to invest in a building. Supervised Persons are urged to consult the CCO with any questions about limited offerings. Preclearance does not preclude subsequent reporting of transactions.

7.          Preclearance Required for Option Writing. Supervised Persons must preclear with the CCO any option writing.

8.          Short Selling Restrictions. Supervised Persons and household members are prohibited from selling short any security which is owned in a Client portfolio, including the Fund.

9.          Investment Clubs are Prohibited. Supervised Persons and household members are prohibited from participating in investment clubs.

10.        Prohibition on Trading Securities on the Restricted Security List. Octane has established a Restricted Security List that includes certain public company issuers where Octane has, or may receive, material non-public information about such companies because of a special relationship between Octane or an affiliate or a Supervised Person and such companies or otherwise. No Supervised Persons or household member thereof can trade or invest in any securities listed on the Restricted Security List without the prior consent of the CCO. This restriction covers all instruments of the issuer, including equity, debt, and derivative instruments.

In addition, in the event any Supervised Person is exposed to material non-public information regarding a public company, such information shall be communicated immediately to the CCO, and such public company will be added to the Restricted Security List.

5 A Private Placement, also known as an unregistered offering, is the purchase of any security or offering exempt from the Securities Act of 1933.

If any Supervised Person or household member thereof already holds a security that is on the Restricted Security List and has not received consent from the CCO, such Supervised Person or household member must continue to hold and may not execute any buy or sell orders for the relevant security until such security is removed from the Restricted Security List. This requirement covers all instruments of the issuer. All Supervised Persons are responsible for knowing the contents of the Restricted Security List prior to effecting or soliciting a transaction in a security. Any Supervised Person with access to the Restricted Security List is prohibited from disclosing the securities listed on the Restricted Security List to third parties (except household members to facilitate their compliance with this policy) without the authorization of the CCO.

The CCO is responsible to administer Restricted Security List controls to prevent the misappropriation of material non-public information, and to ensure that Supervised Persons receive appropriate training relative to this policy. The CCO will determine whether a security should be placed on the Restricted Security List and maintain and update the Restricted Security List, as necessary. The CCO will periodically monitor transactions by Supervised Persons and their respective household members that are reported to the CCO pursuant to the Code to ascertain any pattern of conduct which may violate the restriction requirements or evidence front-running, scalping, or other inappropriate behavior.

11.        Trustee Arrangements. Supervised Persons must receive pre-approval from the CCO before accepting a trustee position for any person or entity.

12.        Restrictions on Disclosures. You may not disclose any non-public information (whether or not it is material) relating to Octane or securities transactions on behalf of Clients to any person outside Octane (unless such disclosure has been authorized by Octane). You may not communicate material, non-public information to anyone, including persons within Octane, except as permitted by this Code and related policies outlined in this Manual. All material non-public information must be secured. For example, access to files containing material, non-public information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in a private setting to the extent practicable. Conversations in public places, such as elevators, restaurants, and airplanes, should be limited to matters that do not pertain to information of a sensitive or confidential nature. Disclosure restrictions are not intended to preclude a Supervised Person’s rights under the Whistleblower Policy, outlined below.

The CCO will review and consider any proper request for relief or exemption from any restriction, limitation or procedure contained in this Code which you believe will cause you a hardship. The decision of the CCO is completely within his discretion.

Each Supervised Person is solely responsible for any violation of this Code by a household member thereof.

V.	REPORTING REQUIRMENTS

Transactions and Accounts Covered

Supervised Persons are required to submit to the CCO the following reports:

1.        Initial Holdings Report. Each Supervised Person is required to provide an Initial Holdings Report listing all holdings in Covered Securities with the CCO (or such other person designated by the CCO) within 10 days after first becoming a Supervised Person. The information contained in an Initial Holdings Report must be current as of a date no more than 45 days prior to the date of becoming a Supervised Person.

2.       Quarterly Trade Reports. Each Supervised Person must also file with the CCO (or such other person designated by the CCO) periodic reports of personal transactions in Covered Securities within 30 days after the end of each calendar quarter. Each Supervised Person must file a Quarterly Transactions Report even if no purchases or sales of securities are made during the period covered by the report.

3.       Annual Holdings Report. Each Supervised Person must submit an Annual Holdings Report within 30 days after the end of each calendar year, and the information must be current as of a date no more than 45 days prior to the date such report is submitted.

Each Supervised Person will be responsible for submitting a copy of: (i) all transaction confirmations for each account in which such Supervised Person or a household member thereof directly or indirectly holds a Covered Security, and (ii) all account statements for each such account (collectively, “Brokerage Statements”), or otherwise ensuring that the CCO has access to such Brokerage Statements. A Supervised Person is not required to provide information that is contained in Brokerage Statements sent to the CCO or such other designated person in accordance with this Code, if such Brokerage Statements are provided to the CCO or such other designated person/system consistent with the required timing set forth above. Supervised Persons are still responsible to validate such reports annually and quarterly as directed by the CCO.

Cryptocurrencies

A cryptocurrency is a digital asset designed to work as a medium of exchange that uses strong cryptography to secure financial transactions, control the creation of additional units, and verify the transfer of assets. There is some debate as to whether cryptocurrencies are securities. If there is a centralized third party, along with purchasers of a cryptocurrency with an expectation of a return, then the transaction should be considered a securities transaction. Bitcoin is not deemed to be a security because it is decentralized: there is no central party whose efforts are a key determining factor in the enterprise. In addition, ether is also not a security because the Ethereum network is also decentralized. Supervised Persons are not required to pre-clear, or report transactions or holdings related to cryptocurrencies which are not deemed to be securities.

Until further notice, cryptocurrencies that are deemed to be securities and Initial Coin Offerings (“ICOs”) are included in the definition of a covered security. If there is any question as to whether a security is “covered” under this Code, s/he should consult with the CCO for clarification on the issue before entering any trade for his/her personal account.

Exceptions from Reporting Requirement

Initial, annual, and quarterly reporting is not required for any account over which a Supervised Person or a household member has no direct or indirect influence or control. However, each Supervised Person must report the existence of such an account to the CCO. The CCO has the authority to request further information and documentation from you regarding any account over which you claim to have no influence or control, including to direct the adviser or broker to the account to provide an affirmative certification that the Supervised Person or household member has no direct or indirect influence or control. Each Supervised Person must certify annually that he or she, or a household member when applicable, does not have direct or indirect influence or control over the account.

Furthermore, accounts restricted solely to the purchase and sale of mutual funds (to include Funds), 529 College Savings Plans, and 403b/401k plans are not subject to this policy and do not require disclosure or quarterly reporting. However, if the accounts described above can trade other securities, (e.g., individual equity names or proprietary Octane Funds), those accounts are subject to the policy even if they hold only mutual funds.

If the Supervised Person’s level of discretion changes relative to a non-discretionary account, the CCO must be notified immediately. All related documentation pertaining to a personal account exemption will be maintained by the CCO pursuant to Octane’s Books and Records policy.

In addition, a Supervised Person need not report on any securities in which such Supervised Person’s only “beneficial ownership” is through the general partner of a Fund sponsored by Octane or its affiliates. All policy exceptions are noted as such by the CCO within the compliance records of the Firm.

Responsibility to Report

All reports must be filed with the CCO or her named designee. The responsibility for taking the initiative to report is imposed on each Supervised Person required to make a report. Any effort by the CCO to facilitate the reporting process does not change or alter that responsibility. Any Supervised Person who has failed to provide the referenced information by the prescribed deadline will be deemed to have violated Octane’s Code of Ethics and may be subject to disciplinary action.

Review and Confidentiality

All Holdings Reports, Transactions Reports, and Preclearance requests will be reviewed by the CCO or a designee. If the Firm has more than one employee, another Supervised Person will review the CCO’s reports to avoid self-review.

Supervised Persons must report personal securities accounts and holdings to the CCO as outlined herein. It is the intent of the CCO to regard and preserve information pertaining to Supervised Person personal trading activities as confidential in nature. However, in certain circumstances, Octane may be authorized to disclose such information as required by law enforcement or regulatory inquiry and under any circumstances wherein Octane deems disclosure to be reasonably necessary to prevent fraud, unauthorized transactions, liability, or to respond to judicial process or subpoena.

VI.	CONFLICTS AND PROHIBITED ACTIVITIES

It is a violation of your duty of loyalty to Octane for you, without the prior written consent of the CCO to accept, directly or indirectly, from any person, firm, corporation, or association, other than Octane and its affiliates, compensation of any nature as a bonus, commission, fee, gratuity, or other consideration in connection with any transaction on behalf of Octane or Clients.

VII.	SPREAD OF FALSE INFORMATION

Octane unequivocally prohibits and forbids all Supervised Persons from communicating or transmitting “false rumors” or other information regarding any Fund, portfolio investment, or any registered security which such Supervised Person does not know or reasonably believe to be true to any person outside of Octane for any reason.

If the CCO, upon due investigation, finds that any Supervised Person has engaged in the spread of false rumors or information as described above, the CCO may recommend sanctions including, but not limited to, dismissal of the person or persons involved and/or reporting of any improper conduct to the SEC or other regulatory authorities.

VIII.	POLITICAL CONTRIBUTIONS

SEC Rule 206(4)-5 restricts contributions and solicitation practices of investment advisers and their affiliates beyond certain dollar amounts. Specifically, the Rule prohibits an investment adviser from providing advisory services to any state or local government entity, for two years, if that investment adviser or any “Covered Associate” has made a contribution to a public official who is in a position to influence the award of that advisory service contract. The Rule further prohibits an investment adviser, or a Covered Associate, from paying directly or indirectly any person to solicit a government entity for advisory services on behalf of the adviser unless such person is: a registered investment adviser representative, or an executive officer, general partner, managing member or an employee of the adviser.

A “Covered Associate” includes: (1) any general partner, managing member or executive officer of the Advisor, (2) any employee who solicits a governmental entity on behalf of Octane and anyone directly or indirectly supervising such employee, and (3) any political action committee controlled by Octane or one of its Covered Associates.

"Contribution" means any gift, subscription, loan, advance, or deposit of money, or anything of value made for:

●	the purpose of influencing any election for federal, state, or local office;
●	the payment of debt incurred in connection with any such election;
●	transition or inaugural expenses incurred by a successful candidate for state or local office; or
●	charitable donations and contributions to a political action committee (PAC).

For purposes of this policy, all Supervised Persons are deemed to be Covered Associates. It is Octane’s policy that no Covered Associate, his/her spouse, partner, or household member is permitted to make a political contribution to any candidate, officeholder, political party, or PAC. Exceptions to this policy must be pre-approved by the CCO.

IX.	GIFTS AND ENTERTAINMENT

Accepting Gifts

On occasion, because of their position with the Firm, Supervised Persons of Octane may be offered or may receive without notice gifts from Clients, brokers, service providers, or other persons in relation to the business of the Firm. Acceptance of extraordinary or extravagant gifts by a Supervised Person (or his/her spouse, partner, or household member) is prohibited. Any such gifts must be declined and returned in order to protect the reputation and integrity of Octane. Gifts of nominal value (i.e., a gift whose reasonable value, alone or in the aggregate, is not more than $500 in any twelve-month period), customary business meals, entertainment (e.g. sporting events), and promotional items (i.e., pens, mugs, T-shirts) may be accepted. All gifts received by a Supervised Person (or his/her spouse, partner, or household member) that might violate this Code must be promptly reported to the CCO. In addition, all gifts received/gifted whose reasonable value exceeds $500 must be reported to the CCO.

Solicitation of Gifts

Supervised Persons (and a spouse, partner, or household member) are prohibited from soliciting gifts of any size under any circumstances.

Giving Gifts

Supervised Persons (and a spouse, partner, or household member) may not give any gift with a value in excess of $500 per year to a Client or persons who do business with, regulate, advise, or render professional service to Octane.

X.	OUTSIDE ACTIVITIES AND INTERESTS

Upon hire, or designation as a Supervised Person, all employees must report outside activities and interests. Thereafter, Supervised Persons must obtain prior approval from the CCO for any outside business activity that was not already underway at the time this policy was first adopted.

An outside activity or interest may never:

●	Present a substantial risk of confusing Clients or the public as to the capacity in which the Supervised Person is acting;
●	Pose a reputational risk for Octane;
●	Inappropriately influence a Supervised Person’s business dealings or otherwise create a conflict of interest vis-à-vis the interests of Octane or Clients; and/or
●	Involve use of Octane’s Client, or proprietary information.

Supervised Persons may not serve on the board of any company whose securities are publicly traded, or of any company in which Octane or a Client owns securities without the consent of the CCO.

On an annual basis, Supervised Persons must review and certify to outside business activities. At all times, Supervised Persons should ensure that their outside business activities do not present a risk of a conflict of interest for Octane, and that the Supervised Person is clear that they are not acting or providing advice on behalf of Octane.

The CCO may require further information concerning any outside activity for which you request approval, including the number of hours involved and the compensation to be received. The CCO will review each reported outside business activity and decide whether such activity must be restricted, monitored, and/or disclosed by Octane. Supervised Persons are advised to consult the CCO with any questions as to whether an outside activity or interest is reportable under this policy.

XI.	WHISTLEBLOWERS

All Supervised Persons have a duty to observe the highest standards of business and personal ethics while discharging their professional responsibilities on behalf of Octane and to report suspected violations of the Code of Ethics, Compliance Manual or securities laws in the manner described in this policy. Supervised Persons are advised to first share any questions, suggestions, concerns, or complaints with the CCO of Octane who can address them properly. However, if a Supervised Person is not comfortable speaking with the CCO of Octane, or is not satisfied with the initial response, the Supervised Person is advised to file a complaint under this policy. Supervisors are required to report suspected compliance violations to the CCO. All reports to the CCO by a supervisor will be handled per the process outlined in this policy. Any employee of Octane may also directly contact the SEC’s Office of the Whistleblower at (202) 551-4790.

This policy offers protection from retaliation for Supervised Persons who make any complaint related to a known or suspected compliance violation (“Reporting Person”), if the complaint is made in good faith. “Good faith” means the Reporting Person has a reasonable belief that the complaint is true and is not being conveyed for personal gain or other ulterior motive.

Any acts of retaliation against a Reporting Person acting in good faith will invoke Octane’s disciplinary policy and any person who retaliates against a Reporting Person will be subject to sanctions up to and including termination of employment. Octane recommends that Reporting Persons approach Octane with any concerns related to possible or actual violations of securities laws but does not prohibit Reporting Persons from voluntarily communicating with the SEC or other regulatory authority regarding possible or actual violations of securities law. Furthermore, Octane does not prohibit Reporting Persons from recovering an SEC whistleblower award.

Reporting Persons are required to promptly report irregularities and suspected violations of the Code of Ethics and compliance policies (“compliance violations”) to the CCO.

The failure of a Supervised Person to report suspicious activity which pertains to a serious act of noncompliance may expose the Supervised Person to an enforcement action by the SEC based on the legal doctrine of “willful blindness” which essentially posits that certain individuals, especially supervisors, who should have known that noncompliant activity was undertaken, cannot use the defense that they “did not know.”

The CCO will keep the identity of any Reporting Person confidential and privileged under all circumstances to the fullest extent allowed by law unless the Reporting Person has authorized Octane to disclose his/her identity. Following a formal investigation, the CCO will continue to protect the identity of the Reporting Person unless confidentiality is incompatible with a fair investigation, there is an overriding reason for identifying or otherwise disclosing the identity of such person, or disclosure is required by law, such as where a regulatory authority initiates an investigation of allegations contained in the complaint.

Any complaint filed under this policy which relates to the Fund must be reported to the CCO, who will escalate the complaint to Tidal Investments as soon as reasonably practical. The CCO’s ability to protect the identity of a whistleblower will depend upon several variables, including the terms of the Sub-Advisory Agreement and other governing legal documents and applicable regulations.

Reporting Persons should submit complaints concerning compliance violations in accordance with the following procedures:

●	Complaints must be submitted in writing and mailed or delivered in a sealed envelope addressed to the CCO.
●	The content of the complaint must be sufficiently detailed to include a summary of the complaint, date(s) of alleged wrongdoing, parties involved in the wrongdoing, and how the Reporting Person learned about the suspected violation.
●	If appropriate, the Reporting Person may request an opportunity to discuss the complaint with the CCO by indicating such intent and including their identity in the complaint.
●	Reporting Persons may report compliance violations on an anonymous basis. Any Supervised Person that contemplates making an anonymous complaint must realize that anonymous complaints are, by their nature, susceptible to abuse, less dependable, and more difficult to resolve. In addition, Supervised Persons considering making an anonymous complaint should be aware that there may be rights and protections available to them if they identify themselves when making a complaint, and that these rights and protections may be lost if they make the complaint on an anonymous basis.

Therefore, Octane encourages Supervised Persons to identify themselves when making reports of compliance violations.

Upon receipt of a complaint, the CCO will confirm that the complaint involves a compliance violation. An investigation will be conducted as quickly as possible, considering the nature and complexity of the complaint and the issues it raises. Prompt and appropriate remedial action will be taken as warranted in the judgment of the CCO. Any actions taken in response to a complaint will be conveyed to the Reporting Person to the extent allowed by law unless the complaint is submitted anonymously.

The CCO will maintain all complaints received, tracking their receipt, investigation, and resolution. All complaints and reports will be maintained in accordance with Octane’s confidentiality and record retention policies.

In the normal conduct of its business, Octane may use employment, severance, and non-disclosure agreements. Nothing contained in those agreements may prohibit current or former employees from voluntarily communicating with the SEC or other regulatory authorities about possible violations of law or from recovering an SEC whistleblower award. The CCO is responsible to ensure that all such agreements comply with this requirement, and to make clear to all employees who sign such agreements that Octane does not prohibit them from communicating with the SEC or seeking a whistleblower award.

XII.	DISCIPLINARY MATTERS

To ensure that Octane follows its disclosure obligations, Supervised Persons must notify the CCO immediately in the event of any “reportable event.” A reportable event occurs when a Supervised Person:

●	Violates any provision of any securities law or regulation or any agreement with or rule or standard of any government agency, self-regulatory organization or business or professional organization, or have engaged in conduct which may be material to a current or prospective Client’s evaluation of Octane’s advisory business or the integrity of Octane’s management;

●	Violates any provision of this Manual, or governing agreement;

●	Is the subject of any written complaint involving allegations of theft or misappropriation of funds or securities, or forgery;

●	Is named as a defendant or respondent in any proceeding brought by a regulatory or self-regulatory body;

●	Is denied registration, expelled, enjoined, directed to cease, and desist, suspended, or otherwise disciplined by any securities, insurance, or commodities industry regulatory or self-regulatory organization;

●	Is denied membership or continued membership in any self-regulatory organization, or are barred from becoming associated with any member or member organization of any self-regulatory organization;

●	Is arrested, arraigned, indicted, or convicted of or plead guilty to or plead no contest to any criminal offense (other than minor traffic violations);

●	Is a director, controlling stockholder, partner, officer, sole proprietor or an associated person of a broker, dealer or insurance company which was suspended, expelled, or had its registration denied or revoked by any agency, jurisdiction, or organization or are associated in such a capacity with a bank, trust company or other financial institution which was convicted of or pleaded no contest to any felony or misdemeanor;

●	Is a defendant or respondent in any securities or commodities-related civil litigation or arbitration which has been disposed of by judgment, award, or settlement; and/or

●	Is the subject of any claim settled for damages by a customer, broker, or dealer.

From time to time, Supervised Persons may be asked to complete a Disciplinary History Report which mandates disclosure by the individual of any financial or disciplinary event since the last written certification. Supervised Persons are required to answer detailed questions related to such information candidly and on a timely basis.

The CCO will determine when any required disclosure should be made, to whom any required disclosure should be made, and the method by which it will be made. However, where disclosure is required by the Advisers Act, the disclosure should be made promptly to the SEC, applicable state regulatory authority, and Clients.

Disciplinary action, up to and including termination, may result if you do not properly notify the CCO immediately following the occurrence of a reportable event. Octane will be responsible for making the determination of notifying Tidal Investments and Clients, as well as the appropriate authorities of the occurrence of any such events. In addition, Octane may conduct a thorough background check on all new Supervised Persons to determine whether there are any such events required to be disclosed.

Appendix 2

COMPLIANCE MANUAL AND CODE OF ETHICS CERTIFICATION

1.	The undersigned employee, agent or other person (“Supervised Person”) associated with Octane Investments Inc., (the “Firm”), hereby acknowledges, certifies, represents, warrants, and agrees as follows:

2.	Supervised Person has received a copy of the Firm’s Compliance Manual (the “Manual”), which includes, among other provisions:

a.	The Firm’s Privacy Policy;
b.	The Firm’s Code of Ethics, including insider trading and conflicts of interest policies;
c.	The Firm’s Personal Account Trading Policy; and
d.	The Firm’s Cybersecurity Policy.

3.	Supervised Person has read and understands the information contained in the Manual.

4.	Supervised Person will abide by: (i) all rules, restrictions, policies, and procedures described in the Manual (as amended from time to time); and (ii) all covered laws applicable to him or her (as amended from time to time), whether in connection with his or her activities on behalf of the Firm or otherwise.

5.	Supervised Person has complied with the Firm’s compliance policies and procedures since the last date on which such person signed and delivered this Certification (or its predecessor form) to the Firm.

6.	Supervised Person understands that any violation of the Firm’s compliance policies and procedures by Supervised Person, may lead to sanctions, including the termination of his or her employment with the Firm or other dismissal.

7.	Supervised Person understands that nothing contained in the Firm’s compliance policies and procedures affects in any way the at-will nature of Supervised Person employment with the Firm, which the Firm may terminate at any time for any reason without penalty or other payment except as required by law or written agreement.

____________________________	____________________
Supervised Person Name (print)	Date

____________________________

Supervised Person Signature

Appendix 3

OUTSIDE BUSINESS ACTIVITIES DISCLOSURE FORM

Check One: _____ New Disclosure _____ Updated Disclosure _____ Remove Disclosure

Supervised Persons who engage in any outside business activity, with or without compensation, must complete and submit this form to the CCO for review and approval. Please refer to the Code of Ethics for complete information.

An outside business activity includes any business activity that is outside the scope of the Firm’s business. Such business activity includes acting as a proprietor, partner, officer, director, trustee, consultant, or having any financial interest in another business or organization. An outside business activity also includes non-compensated positions for which you have a fiduciary duty (i.e. president, treasurer, trustee, power of attorney, charitable or other office positions for a nonprofit board). While an outside business activity does not include passive investments, exception might apply by virtue of their nature, position, percentage of ownership or control or obligations with respect to that activity.

Failure to promptly disclose an outside business activity could result in disciplinary actions including termination. You must utilize this Outside Business Activity Disclosure Form to disclose any activity to the Firm. Your disclosure must be both accurate and complete to be considered for review.

In the event that you have any change in your outside business activity profile, you must update this form promptly and forward it to the CCO for review and final updating.

I understand it is my obligation to promptly update any changes in my outside business activities.

Please Initial, Sign and Date:

I DO NOT engage in any outside business activities.	___________
I DO engage in the following outside activities:	___________

Description of outside activities (list all that apply; attach separate page if needed):

Supervised Person (print)	Date	Signature

__________________________________________	_______________
Chief Compliance Officer Approval Signature	Date

Appendix 4

Personal Account Certification

To be completed upon employment, promptly upon any changes and annually thereafter

Check One: New Disclosure _______ Updated Disclosure ________ OR

Annual Disclosure_________

Supervised Person Name (print):_______________________________________

Date of Report: _________________

Check one of the following as applicable:

____ I do not have any personal accounts to disclose.

____ I have personal accounts to disclose which are listed below.

Listed below are personal accounts which I have beneficial interest as defined in the Firm’s Personal Trading Policy. Attach additional sheets if necessary.

Type of Account (e.g. brokerage, IRA)	Name on Account	Relationship to me (e.g. self, spouse)	Financial Institution (e.g. Schwab, E-Trade)	Account Number

Supervised Person Signature: ____________________________	Date: ___________________

__________________________________________	_______________
Chief Compliance Officer Approval Signature	Date

Appendix 5

Personal Holdings Certification

To be completed upon employment, upon any changes and annually thereafter

Name of Supervised Person (print): ______________________________________

Check One: _____ New Disclosure _____Updated Disclosure ______ Annual Disclosure

Please list all personal holdings in which you have a financial interest or over which you exercise control that have not otherwise been disclosed to the Firm or check the box below stating you do not have any additional holdings to disclose.

NAME OF HOLDING, AMOUNT OWNED AND DATE ACQUIRED	BROKERAGE FIRM OR CUSTODIAN	ACCOUNT NUMBER AND NAME ON ACCOUNT	STATEMENTS SENT TO CCO? (Yes/No//N/A/Will be Arranged)

Attach additional sheets if necessary.

OR

___________ I do not have any personal holdings to disclose (check here only if this applies).

Supervised Person Signature: ____________________________	Date: ___________________

_____________________________________	_______________
Chief Compliance Officer Approval Signature	Date

Appendix 6

Quarterly Personal Securities Transactions Report

The Code of Ethics and SEC regulations require that each Access Person (defined at Rule 204A-1(e)(1)) report, within 30 days of the end of each calendar quarter, any personal securities transactions in any account of the Access Person, or any account in which the Access Person or any immediate family or household member, has a direct or indirect pecuniary interest. If the Access Person has arranged for the CCO or other designee to receive copies of brokerage statements for all covered accounts, then such brokerage reports will negate the need for the Access Person to separately complete this quarterly transaction report. If the Access Person has arranged for the Firm to receive copies of brokerage statements for all covered accounts, the use of this form would be limited to reporting transactions in private offerings which are transacted outside of brokerage accounts.

Quarter ending: ______________

____ YES, I had reportable personal securities transactions within the past quarter as reported on (check all that apply):

_____ the attached page/or monthly brokerage statements

_____ confirmations/statements sent directly by my broker-dealer

_____ the attached report

_____ NO, I had no reportable personal securities transaction(s) in the past quarter.

This report is to be signed, dated, and returned to the CCO (or designated person), within 30 days of quarter end.

_________________________________

Supervised Person Signature

_________________________________	____________________
Print Name*	Date

_______________________________	____________________
CCO or Designated Officer Signature	Date

*Important Note: The CCO has discretion to rely upon e-mail attestation in lieu of signatures.

Appendix 6

Quarterly Personal Securities Transactions Report

Transactions do not need to be reported for:

●	Any account in which the Access Person has no direct or indirect influence or control;
●	Direct obligations of the U.S. Government, e.g., U.S. Treasury bills, notes, and bonds;
●	High quality short-term instruments, e.g., U.S. bank certificates of deposit, bankers’ acceptances, and commercial paper;
●	Open-end investment companies, i.e., mutual funds unless the Firm, or an affiliated company acts as investment adviser, sub-adviser, or principal underwriter to the mutual fund(s);
●	529 Plans, unless the Firm or a control affiliate manages, distributes, markets, or underwrites the 529 Plan or the investments (including a fund that is defined as a reportable fund under Rule 204A-1) and strategies underlying the 529 Plan that is a college savings plan; and
●	Units of unit investment trusts, so long as the unit investment trust is neither managed by the Firm, any affiliate of the Firm, nor invested in affiliated mutual funds.

Account Identification Information (Name/#)	Trade Date and Transaction Type (Buy/Sell)	Transaction Price and Number of Shares	Name of Security	Ticker or CUSIP	Interest Rate and Maturity Date	Principal Amount	Broker

The reporting or recording of any such transaction should not be construed as an admission you have any direct or indirect beneficial ownership in the security reported.

Appendix 7

Pre-Approval Form: Personal Securities TRANSACTIONS

This form must be submitted prior to executing a transaction in personal securities (with some exceptions as defined in the Code of Ethics), a private placement, limited offering, sub-advised Fund, or any other transaction the employee believes could cause a conflict or compliance violation. IPOs are prohibited. See the Code of Ethics for details.

IRRESPECTIVE OF APPROVAL BY THE CHIEF COMPLIANCE OFFICER, NO EMPLOYEE MAY EXECUTE ANY SECURITIES TRANSACTION WHILE IN POSSESSION OF INSIDE INFORMATION. SEE THE CODE OF ETHICS FOR INFORMATION ABOUT INSIDER TRADING AND NON-PUBLIC INFORMATION.

Whether or not an employee has “inside information,” no employee may “trade ahead” of a client or execute any transaction which might in any respect disadvantage a client account or result in an employee in any respect profiting from a transaction executed or positions held for a client.

Name as it appears on the Account: ________________________________________

Account Number: ________________________________________

Issuer: ____________________

Equity Investments:	□ Common	□ Preferred

Number of shares:	____________________

Debt Investments:	□ Public	□ Private

Interest rate:	____________________

Maturity date:	____________________

Limited Offering:

Please provide details:

Describe whether and why this investment would or would not be suitable for a client:

Transaction Type (please check):

□ Purchase

□ Sale

Appendix 7

Pre-Approval Form: Personal Securities TRANSACTIONS

Estimated Trade Date: ____________________ Estimated Price: ____________________

Broker/Dealer: ____________________

Is the investment a limited offering?	□ Yes	□ No

Is the investment a private placement?	□ Yes	□ No

If yes, will the private placement invest in corporate debt or equity? □ Yes                  □ No

If yes, will you take an active role in the management of investments? □ Yes               □ No

Representation and Signature:

By executing this form, I represent that the information contained herein is accurate and complete and that my trading in this investment is not based on any material non-public information.

_________________________________	_______________
Supervised Person Name	Date

_________________________________

Supervised Person Signature

**************

Compliance Approval: ________________________ Date: _____________________

Duration of preclearance approval: _________________________________

Approval of a trade does not mean that the Firm in any respect recommends or endorses such transaction. THIS APPROVAL IS ONLY VALID UNTIL THE LAST DATE LISTED ABOVE. FURTHERMORE, THIS APPROVAL IS NOT VALID SHOULD ANY OF THE INFORMATION LISTED ABOVE CHANGE OR SHOULD THE EMPLOYEE COME INTO POSSESSION OF “INSIDE INFORMATION.”